                                                                   EXHIBIT 99.4








                             REPAP ENTERPRISES INC.

                                     - and -

                             MONTREAL TRUST COMPANY








--------------------------------------------------------------------------------


                                 TRUST INDENTURE
                 6% CONVERTIBLE SUBORDINATED DEBENTURES DUE 2005


--------------------------------------------------------------------------------






                            Dated as of May 15, 1998

                                TABLE OF CONTENTS

                                                                                                   Page
                                                                                                   ----

                                        ARTICLE 1
                                     INTERPRETATION
1.1  Definitions.....................................................................................2
1.2  Meaning of "outstanding" for Certain Purposes  ................................................11
1.3  Interpretation not Affected by Headings, etc.  ................................................12
1.4  Business Day  .................................................................................12
1.5  Applicable Law  ...............................................................................12

                                        ARTICLE 2
                                     THE DEBENTURES
2.1  Terms and Forms of Debentures..................................................................13
2.2  Issuance of Debentures  .......................................................................13
2.3  Debentures to Rank Pari Passu  ................................................................14
2.4  Signing of Debentures  ........................................................................14
2.5  Certification by Trustee.......................................................................14
2.6  Temporary Debentures...........................................................................14
2.7  Replacement of Debentures......................................................................15
2.8  Computation of Interest........................................................................15
2.9  Repayment Net of Withholding Imposts...........................................................16

                                        ARTICLE 3
                     REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP
3.1  Registers  ....................................................................................17
3.2  Transfers of Debentures  ......................................................................18
3.3  Exchange of Debentures.........................................................................19
3.4  Charges for Transfer and Exchange  ............................................................19
3.5  Inspection of Registers and Lists of Holders...................................................19
3.6  Closing of Registers  .........................................................................20
3.7  Ownership of Debentures........................................................................20
3.8  Legend.........................................................................................21

                                        ARTICLE 4
                                 REDEMPTION AND PURCHASE
4.1  Optional Redemption............................................................................21
4.2  Conditions of Redemption.......................................................................22
4.3  Places of Payment  ............................................................................22
4.4  Partial Redemption.............................................................................22
4.5  Notice of Redemption  .........................................................................22

4.6  Payment of Redemption Price  ..................................................................23
4.7  Purchase of Debentures  .......................................................................23
4.8  Cancellation of Retired Debentures  ...........................................................24
4.9  Special Prepayment for Adverse Prepayment Event................................................24

                                        ARTICLE 5
                                       CONVERSION
5.1  Conversion Privilege and Conversion Price......................................................25
5.2  Conversion Procedure...........................................................................25
5.3  No Fractional Shares  .........................................................................27
5.4  Legend on Common Shares........................................................................27
5.5  Adjustment of Conversion Privilege.............................................................28
5.6  Adjustment Rules  .............................................................................31
5.7  Certificate as to Adjustment  .................................................................32
5.8  Notice to Debentureholders  ...................................................................32
5.9  Termination and Revival of Right to Convert....................................................33
5.10 Cancellation of Debentures  ...................................................................33
5.11 Reservation of Shares  ........................................................................33
5.12 Governmental Requirements  ....................................................................34

                                        ARTICLE 6
                                      SUBORDINATION
6.1  Agreement to Subordinate  .....................................................................34
6.2  Distribution on Dissolution, Winding-Up, Liquidation or Reorganization.........................34
6.3  Subrogation of Debentures  ....................................................................36
6.4  Rights of Debentureholders Reserved ...........................................................36
6.5  Authorization to Effect Subordination .........................................................37

                                        ARTICLE 7
                              COVENANTS OF THE CORPORATION
7.1  General Covenants  ............................................................................37
7.2  Trustee's Remuneration, Expenses and Indemnity  ...............................................39
7.3  Not to Accumulate Interest  ...................................................................39
7.4  Restrictive Covenant  .........................................................................40
7.5  Reporting Issuer Status and Stock Exchange Listing.............................................40
7.6  Financial Statements...........................................................................40
7.7  Compliance Certificate.........................................................................40
7.8  Performance of Covenants by Trustee............................................................41
7.9  Indemnity of Corporation.......................................................................41
7.10 Insurance......................................................................................42
7.11 Shareholder Materials..........................................................................42

7.12 Other Information..............................................................................42
7.13 Restricted Payments  ..........................................................................43
7.14 Restrictions on Additional Debt................................................................43
7.15 Management Agreement...........................................................................43

                                        ARTICLE 8
                                 DEFAULT AND ENFORCEMENT
8.1  Events of Default  ............................................................................43
8.2  Acceleration on Default  ......................................................................46
8.3  Notice of Events of Default  ..................................................................46
8.4  Waiver of Default  ............................................................................46
8.5  Proceedings by Trustee.........................................................................47
8.6  Suits by Debentureholders  ....................................................................48
8.7  Application of Moneys Received by Trustee  ....................................................48
8.8  Distribution of Proceeds  .....................................................................49
8.9  Curing Certain Events of Default...............................................................50
8.10 Currency Conversion............................................................................50

                                        ARTICLE 9
                               SATISFACTION AND DISCHARGE
9.1  Cancellation and Destruction  .................................................................50
9.2  Non-Presentment of Debentures  ................................................................51
9.3  Repayment of Unclaimed Moneys to Corporation  .................................................51
9.4  Release from Covenants  .......................................................................51

                                       ARTICLE 10
                                 SUCCESSOR CORPORATIONS
10.1 Certain Requirements in Respect of Merger, etc.  ..............................................52
10.2 Vesting of Powers in Successor  ...............................................................53

                                       ARTICLE 11
                              MEETINGS OF DEBENTUREHOLDERS
11.1 Right to Convene Meeting  .....................................................................53
11.2 Notice  .......................................................................................53
11.3 Chairman  .....................................................................................54
11.4  Quorum  ......................................................................................54
11.5  Power to Adjourn  ............................................................................54
11.6  Show of Hands  ...............................................................................55
11.7  Poll  ........................................................................................55
11.8  Voting  ......................................................................................55
11.9  Regulations ..................................................................................55

11.10 Corporation and Trustee may be Represented  ...................................................56
11.11 Powers Exercisable by Extraordinary Resolution  ...............................................56
11.12 Meaning of "Extraordinary Resolution"..........................................................58
11.13 Powers Cumulative  ............................................................................59
11.14 Minutes  ......................................................................................59
11.15 Instruments in Writing  .......................................................................59
11.16 Binding Effect of Resolutions  ................................................................59

                                        ARTICLE 12
                                  SUPPLEMENTAL INDENTURES
12.1  Execution of Supplemental Indentures ..........................................................60

                                        ARTICLE 13
                                  CONCERNING THE TRUSTEE
13.1  Trust Indenture Legislation....................................................................61
13.2  Rights and Duties of Trustee...................................................................61
13.3  Evidence, Experts and Advisers.................................................................62
13.4  Documents, Moneys, etc., Held by Trustee.......................................................63
13.5  Action by Trustee to Protect Interests  .......................................................64
13.6  Trustee not Required to Give Security   .......................................................64
13.7  Protection of Trustee  ........................................................................64
13.8  Replacement of Trustee  .......................................................................65
13.9  Conflict of Interest...........................................................................66
13.10 Acceptance of Trust  ..........................................................................66

                                        ARTICLE 14
                                          NOTICES
14.1  Notice to Debentureholders  ...................................................................66
14.2  Notice to Trustee..............................................................................67
14.3  Notice to Corporation  ........................................................................67
14.4  Mail Service Interruption  ....................................................................67

                                        ARTICLE 15
                                    FORM OF DEBENTURES
15.1  Text of Debentures  ...........................................................................68

                                        ARTICLE 16
                                         EXECUTION
16.1  Counterparts and Formal Date  .................................................................77

                  THIS TRUST INDENTURE made as of May 15, 1998.

B E T W E E N:


               REPAP ENTERPRISES INC., incorporated under the laws of Canada, (herein called the "Corporation")


                                     - and -

               MONTREAL TRUST COMPANY, a trust company incorporated under the laws of Canada, having an office in the City of Montreal in the Province of Quebec (herein called the "Trustee")


PREAMBLE:

1. The Corporation deems it necessary for its corporate purposes to create and issue Debentures to be constituted and issued in the manner hereinafter appearing;

2. The Corporation under the laws relating thereto is duly authorized to create and issue the Debentures to be issued as herein provided;

3. All things necessary have been done and performed to make the Debentures, when certified by the Trustee and issued as in this Trust Indenture provided, valid, binding and legal obligations of the Corporation with the benefits and subject to the terms of this Trust Indenture; and

4. The foregoing recitals and any statements of fact in this Trust Indenture or in the Debentures (except the representation contained in Section 13.9(1) and in the certificate of the Trustee on the Debentures) are and shall be deemed to be made only by the Corporation;


AGREEMENT:

               It is hereby agreed and declared as follows:

                                    ARTICLE 1
                                 INTERPRETATION

1.1       DEFINITIONS

          In this Trust Indenture, unless there is something in the subject-matter or context inconsistent therewith:

"ACCREDITED INVESTOR" has the meaning set forth in Regulation D under the 1933 Act;

"ADMINISTRATIVE BODY" means any domestic or foreign, national, federal, provincial, state, municipal or other local government or regulatory body and any division, agency, ministry, commission, board or authority or any quasi-governmental or private body exercising any statutory, regulatory, expropriation or taxing authority under the authority of any of the foregoing, and any domestic, foreign or international judicial, quasi-judicial, arbitration or administrative court, tribunal, commission, board or panel acting under the authority of any of the foregoing;

"AFFILIATE" means any Person which, directly or indirectly, controls or is controlled by or under common control with the Corporation and, for purposes of this definition, "control" means the beneficial ownership, directly or indirectly, of more than 50% of the Voting Shares of the subject corporation and "controlling" and controlled" have corresponding meanings;

"AMALGAMATION" means the vertical short form amalgamation of the Corporation and Repap New Brunswick Inc., a wholly-owned subsidiary of the Corporation, in compliance with Section 184 of the Canada Business Corporations Act;

"APPLICABLE ENVIRONMENTAL LAWS" means shall mean those Applicable Laws which pertain to the environment or the release of Hazardous Materials into the environment, and includes any condition or requirement contained in a permit, licence, approval, consent or other document issued pursuant to such laws.

"ASSETS OF THE CORPORATION" means any assets of the Corporation of any kind or character, whether in cash, property, securities or otherwise;

"BUSINESS DAY" means a day which is not a Saturday, Sunday or statutory or civic holiday at the principal office of the Trustee in Montreal, Quebec;

"CAPITAL REORGANIZATION" has the meaning attributed thereto in Section 5.5;

"CAPITALIZED LEASE OBLIGATION" shall mean, with respect to any Person, any rental obligation which, under GAAP, would be required to be capitalized on the books of such Person, taken at the amount thereof accounted for as indebtedness (net of interest expense) in accordance with such principles, and may include Sale-Leaseback obligations;

"CASH DIVIDENDS IN THE ORDINARY COURSE", with respect to shares of any class, means cash dividends declared on the shares of such class in any financial year of the Corporation to the extent that such cash dividends, in the aggregate, do not exceed 100% of the net income (or, if the Corporation then has any Subsidiary, the Consolidated Net Income), before extraordinary items, of the Corporation for its immediately preceding financial year;

"CERTIFICATE OF THE CORPORATION", "ORDER OF THE CORPORATION" and "REQUEST OF THE CORPORATION" means, respectively, a written certificate, order and request signed in the name of the Corporation by its Chief Executive Officer, President or a Vice-President or a Director and, in addition, by its secretary or assistant secretary or controller or another Director, and may consist of one or more instruments so executed;

"CERTIFIED RESOLUTION" means a copy of a resolution certified by the secretary or assistant secretary of the Corporation to have been duly passed by the Directors and to be in full force and effect on the date of such certification;

"CHANGE OF CONTROL" means if any Person acquires, directly or indirectly, alone or in concert with other Persons, over a period of time or at any one time, shares in the capital of the Corporation aggregating in excess of 35% of all of the then issued and outstanding Voting Shares of the Corporation;

"CLOSE OF BUSINESS" means the normal closing time of the principal office in Montreal, Quebec of the Trustee;

"COMMON SHARES" means Common Shares in the capital of the Corporation as such shares exist at the Close of Business on the date of execution and delivery of this Trust Indenture or, upon any subdivision or consolidation of the Common Shares, the shares resulting therefrom or, upon the occurrence of a Capital Reorganization, the shares and/or other securities and/or property substituted for the Common Shares or into which Common Shares are reclassified or changed;

"COMPLIANCE CERTIFICATE" means the certificate of the Corporation substantially in the form of Schedule B to the Indenture;

"CONTAMINANTS" means those substances, pollutants, wastes and special wastes which are defined as contaminants, hazardous, toxic, or a threat to public health or to the Environment under any applicable Environmental Laws, including, without limitation, any radioactive materials, urea formaldehyde foam insulation, asbestos or polychlorinated biphenyls (PCB's);

"CONSOLIDATED NET INCOME" means, for any period, the net income or deficit of the Corporation and its Subsidiaries for such period determined in accordance with Canadian generally accepted accounting principles on a consolidated basis;

"CONVERSION DATE" has the meaning attributed thereto in Section 5.2;

"CONVERSION PRICE" means the price per Common Share at which the Debentures shall from time to time be convertible into Common Shares in accordance with the provisions of Article Five;

"CONVERSION PRIVILEGE" means the right to convert any Debenture into Common Shares as provided in Article Five;

"CORPORATION" means Repap Enterprises Inc. and also every Successor Corporation which shall have complied with the provisions of Article Ten;

"CORPORATION'S AUDITORS" or "AUDITORS OF THE CORPORATION" means an independent firm of chartered accountants duly appointed as auditors of the Corporation;

"COUNSEL" means a barrister or solicitor or firm of barristers and solicitors retained by the Trustee or retained by the Corporation and acceptable to the Trustee;

"CREDIT RATING" means the credit rating announced by a Rating Agency of the long term senior secured indebtedness of Repap New Brunswick Inc. prior to the Amalgamation and of the Corporation following the Amalgamation;

"CURRENT MARKET PRICE" of the Common Shares on any date means a price per share equal to the Weighted Average Price at which the Common Shares have traded on The Toronto Stock Exchange or, if the Common Shares are not then listed on The Toronto Stock Exchange, on such other stock exchange on which such shares are listed as may be selected for such purpose by the Directors, during the period of 10 consecutive Trading Days commencing 13 Trading Days before such date;

"DEBENTUREHOLDERS" or "HOLDERS" means the several Persons for the time being entered in the registers hereinafter mentioned as holders of Debentures;

"DEBENTURES" means the Debentures of the Corporation issued and certified hereunder and outstanding from time to time;

"DEBENTUREHOLDERS REQUEST" means an instrument signed in one or more counterparts by the holders of not less than 25% in principal amount of the Debentures then outstanding, requesting the Trustee to take some action or proceeding specified therein;

"DEBT" shall mean, with respect to any Person, without duplication:

       (i) all Indebtedness for borrowed money of such Person (including, for certainty, reimbursement obligations in respect of letters of credit and bankers' acceptances, obligations of such Person evidenced by a bond, debenture or similar instrument, and obligations of such Person in relation to purchase money agreements, deferred purchase price payments, production payment transactions, conditional sales agreements, or title retention agreements),

       (ii) all Capitalized Lease Obligations of such Person, and all Indebtedness of such Person under Sale-Leasebacks,

       (iii) all Indebtedness for borrowed money secured by a Lien on any property or asset owned or held by such Person, whether or not the obligations secured thereby shall have been assumed,

       (iv) all redemption obligations of such Person in respect of Redeemable Preferred Shares,

       (v)    Swaps of such Person, and

       (vi) all Guarantees of such Person with respect to obligations of a type described in the preceding clauses (i) to (v) inclusive;

"DIRECTOR" means a director of the Corporation for the time being, and reference without more to action by the Directors means action by the directors of the Corporation as a board or, whenever duly empowered, action by an executive committee of the board;

"DISTRIBUTION" means any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the Assets of the Corporation upon or in connection with any dissolution, winding-up, liquidation, arrangement or reorganization of the Corporation or its property, whether in bankruptcy, insolvency or receivership proceedings or at execution sale or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Corporation or otherwise, other than a dissolution, winding-up, liquidation, arrangement or reorganization of the Corporation with a view towards its consolidation or merger with another corporation or the sale, transfer or lease of its property as an entirety or substantially as an entirety, to another corporation upon the terms and conditions provided in Article Ten, if such other corporation shall, as part of such consolidation, merger, transfer, sale or lease, comply with the provisions of Article Ten;

"$" and "USD$"  means United States dollars, unless otherwise specified;

"ENVIRONMENT" means all components of the earth, including, without limitation, all layers of the atmosphere, air, land (including, without limitation, all underground spaces and cavities and all lands submerged under water), soil, water (including, without limitation, surface and underground water), organic and inorganic matter and living organisms, and the interacting natural systems that include the components referred to in this definition;

"ENVIRONMENTAL LAWS" means any Law relating, in whole or in part, to the protection or enhancement of the Environment, including, without limitation, occupational safety, product liability, public health, public safety and transportation or handling of dangerous goods;

"EVENT OF DEFAULT" has the meaning attributed thereto in Section 8.1;

"EXTRAORDINARY RESOLUTION" has the meaning attributed thereto in Article 11;

"GAAP" shall mean generally accepted accounting principles in Canada from time to time approved by the Canadian Institute of Chartered Accountants, or any successor institute, applicable on the date on which the applicable determination or calculation is made or required to be made;

"GOVERNMENTAL/JUDICIAL BODY" means:

(a) any government, parliament or legislature or any regulatory or administrative authority, agency, commission, tribunal or board of any government and any other law, regulation or rule making entity having jurisdiction in the relevant circumstances, or any Person acting under the authority of any of the foregoing, and

(b) any judicial, administrative or arbitral court, authority, tribunal or commission having jurisdiction in the relevant circumstances.

"GUARANTEE" shall mean, with respect to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, letter of credit, lease, dividend or other obligation of another, including any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guarantee shall be equal to the outstanding principal amount of the obligation guaranteed or such lesser amount to which the maximum exposure of the guarantor shall have been specifically limited;

"HAZARDOUS MATERIALS" means shall mean any substance that:

(a) when released to the natural environment is likely to cause, immediately or at some future time, material harm or degradation to the natural environment or any risk to human health and without restricting the generality of the foregoing, includes any pollutant, contaminant, waste or hazardous waste, or any "dangerous goods", "hazardous chemical", "hazardous substance" or "hazardous waste" as may be defined by Applicable Environmental Law for the protection of the natural environment or human health, or

(b) exhibits characteristics of flammability, corrosivity, reactivity or toxicity.

"HOLDERS OF SENIOR INDEBTEDNESS" means the holders of Senior Indebtedness or their representatives or, in circumstances where the instruments evidencing any Senior Indebtedness were issued under a trust deed or trust indenture, the trustee under such trust deed or trust indenture;

"INDEBTEDNESS" shall mean, with respect to any Person, without duplication:

     (i) all items (excluding items of contingency reserves or of reserves for deferred income taxes, investment tax credits and non-repayable grants) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of such Person as of the date on which Indebtedness is to be determined,

     (ii) all indebtedness, obligations and liabilities secured by any Lien on any property or asset owned or held by such Person subject thereto, whether or not the indebtedness secured thereby shall have been assumed, and

     (iii) all indebtedness, obligations and liabilities of others with respect to which such Person has become liable by way of a Guarantee;

"INVESTMENT GRADE RATING" means a rating of BBB- or higher by S&P and Baa3 or higher by Moody's or the equivalent of such ratings by S&P or Moody's or by any other Rating Agency selected as provided in the definition of Rating Agency.

"LIEN" shall mean any mortgage, pledge, priority, security interest, encumbrance, lien (statutory or otherwise) or charge of any kind, including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any Sale-Leaseback or capitalized lease;

"INDENTURE LEGISLATION" has the meaning attributed thereto in Section 13.1;

"LAWS" or "LAW" includes all constitutions, treaties, laws, statutes, codes, ordinances, orders, decrees, rules, regulations and municipal by-laws, whether domestic, foreign or international, any judgments, orders, writs, injunctions, decisions, rulings, decrees and awards of any Administrative Body, and any policies, voluntary restraints, practices or guidelines of any Administrative Body, and including, without limitation, any principles of common law and equity;

"MANAGEMENT AGREEMENT" means the Management Services and Cost Allocation Agreement between the Corporation and Repap New Brunswick Inc., dated April 15, 1995, including all amendments and restatements thereof;

"MATERIAL ADVERSE EFFECT" means, prior to the Amalgamation, an effect on the financial condition of the Corporation, or its property, business, operations or liabilities, which in each case, could reasonably be expected to have a material adverse effect on the Corporation's ability to perform its obligations under the Indenture or the Debentures, and following the Amalgamation, an effect on the financial condition of the Corporation and its Subsidiaries taken as a whole, or the property, business, operations or liabilities of the Corporation and its Subsidiaries taken as a whole, which in each case, could reasonably be expected to have a material adverse effect on the Corporation's ability to perform its obligations under the Indenture or the Debentures;

"PERSON" means an individual, a corporation, a partnership, a trustee or an unincorporated organization, and pronouns have a similarly extended meaning;

"PREPAYMENT EVENT" means with respect to the Corporation, the Indenture or the Debentures, the occurrence, after the date of this Indenture, of any amendments to, or change in the laws, regulations or published tax bulletins, circulars or rulings of Canada or any political subdivision or taxing authority thereof, including any change in the administrative practices of any relevant taxing authority, affecting taxation;

"RATING AGENCY" means Standard & Poor's Corporation ("S&P") and Moody's Investors Service, Inc. ("Moody's") or if S&P or Moody's or both shall not issue a Credit Rating, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Corporation and the holders, each acting reasonably, which shall be substituted for S&P or Moody's or both, as the case may be;

"RECOGNIZED STOCK EXCHANGE" includes the Toronto Stock Exchange, Montreal Exchange, New York Stock Exchange, American Stock Exchange and The Nasdaq Stock Market;

"REDEEMABLE PREFERRED SHARES" shall mean, in respect of any corporation, shares of the capital stock of such corporation that are entitled to preference or priority over any other shares of the capital stock of such corporation in respect of payment of dividends or distribution of assets upon liquidation, and which are:

     (i) redeemable, payable or required to be purchased or otherwise retired or extinguished, or convertible into Debt of such Corporation (A) at a fixed or determinable date, whether by operation of sinking fund or otherwise, (B) at the option of any Person other than such Corporation, or (C) upon the occurrence of a condition not solely within the control of such Corporation, or

     (ii)   convertible into other Redeemable Preferred Shares;

"REDEMPTION DATE", with respect to any Debentures, means the date specified in a notice of redemption as the date on which such Debentures will be redeemed by the Corporation;

"REGULATION S" means Regulation S under the 1933 Act;

"REDEMPTION PRICE" has the meaning attributed thereto in Section 4.1;

"RELEASE" includes releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, disposing or dumping;

"RESTRICTED PAYMENT", with respect to the Corporation, means that the Corporation has declared or paid any dividend or returned any capital to its stockholders or partners or authorized or made any other payment or distribution of property or cash to its shareholders or equity holders as such, or redeemed, retired, purchased, or otherwise acquired, directly or indirectly, for consideration, any shares of any class of its capital stock or any of its other equity interests (or any options, warrants or rights issued by the Corporation with respect to its capital stock or other equity interests), or set aside any funds for any of the foregoing purposes, or shall have permitted any of its Subsidiaries to purchase or otherwise acquire for a consideration any shares of any class of the capital stock or any other equity interest of the Corporation (or any options, warrants or rights issued by the Corporation with respect to its capital stock or other equity interests);

"RIGHTS OFFERING" has the meaning attributed thereto in Section 5.5;

"SALE-LEASEBACK" shall mean an arrangement under which title to any property or an interest transferred by or on the direction of a person ("X") to another person which leases or otherwise grants the right to use such property, asset or interest to X (or nominee of X), whether or not in connection therewith X also acquires a right or is subject to an obligation to acquire the property, asset or interest, and regardless of the accounting treatment of such arrangement;

"SENIOR INDEBTEDNESS" means the principal of and redemption premium (if any) and interest on:

     (i) indebtedness of the Corporation (other than indebtedness evidenced by the Debentures), whether outstanding on the date of this Indenture or thereafter created, incurred, assumed or guaranteed by the Corporation, which is for money borrowed by the Corporation or for money borrowed by others for payment of which the Corporation is responsible or liable;

     (ii) indebtedness of the Corporation, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed or guaranteed by the Corporation, in connection with the acquisition by the Corporation or by others of any business property or other assets; and

     (iii) renewals, extensions or refundings of any indebtedness referred to in clauses (i) or (ii) of this definition;

unless, in any case, it is provided by the terms of the instrument creating or evidencing such indebtedness or pursuant to which such indebtedness is outstanding that such indebtedness is not prior in right of payment to the Debentures but ranks pari passu with or is subordinated in right of payment to the Debentures;

"SHARE REORGANIZATION" has the meaning attributed thereto in Section 5.5;

"SPECIAL DISTRIBUTION" has the meaning attributed thereto in Section 5.5;

"SUBORDINATED INDEBTEDNESS" has the meaning attributed thereto in Section 6.1;

"SUBSIDIARY", in relation to any body corporate, means any corporation of which Voting Shares carrying more than 50% of the voting rights attached to all outstanding Voting Shares are owned, directly or indirectly, by or for such body corporate and/or by or for any corporation in like relation to such body corporate, and includes any corporation in like relation to a Subsidiary;

"SUCCESSOR CORPORATION" has the meaning attributed thereto in Section 10.1;

"SWAPS" shall mean, with respect to any Person, payment obligations with respect to interest rate swaps, currency swaps and similar obligations obligating such Person to make payments, whether periodically or upon the happening of a contingency. For the purposes of this Indenture, the amount of the obligation under any Swap shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Swap had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Swap provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined;

"TRADING DAY", with respect to any stock exchange, means a day on which such stock exchange is open for business;

"TRUST INDENTURE", "INDENTURE", "HEREIN", "HEREOF" and similar expressions means or refer to this Indenture and any indenture, deed or instrument supplemental or ancillary hereto, and the expressions "Article", "Section" and "clause" followed by a number mean and refer to the specified Article, Section or clause of this Indenture;

"TRUSTEE" means Montreal Trust Company and its successors for the time being in the trusts hereby created;

"U.S. PERSON" AND "UNITED STATES" have the meanings ascribed thereto in Regulation S;

"VOTING SHARES" means shares of capital stock of any class of any body corporate carrying voting rights under all circumstances, provided, however, that shares which only carry the right to vote conditionally on the happening of an event shall not be considered Voting Shares nor shall any shares be deemed to cease to be Voting Shares solely by reason of a right to vote accruing to shares of another class by reason of the happening of any such event;

"WEIGHTED AVERAGE PRICE", with respect to any specified shares, means the number resulting from the division of the aggregate sale price of all such shares sold or traded on a specified stock exchange during a specified period by the total number of such shares sold or traded during such period; provided however, that if, at any time after the first day of such period, such shares commence trading on such stock exchange on a basis which gives effect to a subdivision or consolidation of such shares, the computation of Weighted Average Price shall give effect to such subdivision or consolidation throughout the whole such period; and

"1933 ACT" means the United States Securities Act of 1933, as amended.

     Words importing the singular number include the plural and vice versa and words importing gender include the neuter, feminine and masculine genders; and

     Any reference in this Indenture to any Act or Section thereof shall be deemed to be a reference to such Act or Section as amended or re-enacted from time to time.


1.2  MEANING OF "OUTSTANDING" FOR CERTAIN PURPOSES

     Every Debenture certified and delivered by the Trustee hereunder shall be deemed to be outstanding until it shall be cancelled or delivered to the Trustee for cancellation or moneys for the payment thereof shall be set aside pursuant to Article Nine, provided, however, that:

     (1) Debentures which have been partially redeemed shall be deemed to be outstanding to the extent of the unredeemed part of the principal amount thereof;

     (2) if a new Debenture has been issued in substitution for a Debenture which has been mutilated, lost, stolen or destroyed, only one of them shall be counted for the purpose of determining the aggregate principal amount of the Debentures outstanding; and

     (3) for the purpose of any provision of this Indenture entitling holders of Debentures to vote, sign consents, requests or other instruments or take any other action under this Indenture, Debentures owned legally or equitably by the Corporation or any Affiliate shall be disregarded except that:

          (a) for the purpose of determining whether the Trustee shall be protected in relying on any such vote, consent, request or other instrument or other action, only the Debentures which the Trustee knows are so owned shall be so disregarded; and

          (b) Debentures so owned which have been pledged in good faith other than to the Corporation or any Affiliate shall not be so disregarded if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Debentures in his discretion free from the control of the Corporation or such Affiliate.

1.3  INTERPRETATION NOT AFFECTED BY HEADINGS, ETC.

     The division of this Indenture into Articles and Sections, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.


1.4  BUSINESS DAY

     Whenever any provision of this Indenture requires payment or performance to be made on a day which is not a Business Day, such payment or performance shall be made on the next succeeding day which is a Business Day.


1.5  APPLICABLE LAW

     This Indenture and the Debentures shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein and shall be treated in all respects as an Ontario contract.

                                    ARTICLE 2
                                 THE DEBENTURES

2.1  TERMS AND FORMS OF DEBENTURES

     (1) The aggregate principal amount of Debentures which may be issued hereunder is limited to USD$45,000,000.

     (2) The Debentures shall be designated "6% Convertible Subordinated Debentures Due 2005"; shall be dated as of their respective dates of issue; shall bear interest from such dates (subject to Section 2.8) at the rate of 6% per annum payable (after as well as before maturity and after as well as before default with interest on overdue interest at the same rate) half-yearly on January 15 and July 15 in each year, commencing July 15, 1998; and shall mature on June 30, 2005.

     (3) The principal of the Debentures will be made payable in lawful money of the United States of America against surrender thereof by the registered holder of the Debenture at the principal office in Montreal, Quebec of the Trustee.

     (4) Debentures shall be issuable as fully registered Debentures in denominations of USD$1,000 and integral multiples thereof; shall be substantially in the form set out in Article 15; and shall bear such distinguishing letters and numbers as the Trustee may approve.

2.2  ISSUANCE OF DEBENTURES

     Debentures in the aggregate principal amount specified in an Order of the Corporation referred to below may forthwith and from time to time be executed by the Corporation and certified by or on behalf of the Trustee and delivered by it upon receipt of the following:

     (1) an Order of the Corporation for the certification and delivery of such Debentures, specifying the principal amount of the Debentures so to be certified;

     (2) an opinion of Counsel to the effect that all legal requirements in connection with the issue of such Debentures have been complied with; and

     (3) such certificate as the Corporation, pursuant to Section 13.1 is required to furnish to the Trustee in connection with the issue, certification and delivery of the Debentures.

2.3  DEBENTURES TO RANK PARI PASSU

     All Debentures shall rank pari passu without discrimination, preference or priority.


2.4  SIGNING OF DEBENTURES

     The Debentures shall be signed by the President or the Chief Financial Officer or any Vice President of the Corporation. The signatures of any such officers may be mechanically reproduced in facsimile and Debentures bearing such facsimile signatures shall be binding upon the Corporation as if they had been manually signed by such officers. Notwithstanding that any of the individuals whose manual or facsimile signature appears on any Debentures as one of such officers may no longer hold office at the date of this Indenture or at the date of such Debenture or at the date of certification and delivery thereof, any Debenture signed as aforesaid shall be valid and binding upon the Corporation and entitled to the benefit of this Indenture.


2.5  CERTIFICATION BY TRUSTEE

     (1) No Debenture shall be issued or, if issued, shall be obligatory or entitle the holder to the benefit hereof until it has been certified by or on behalf of the Trustee substantially in the form of the certificate set out in Article 15 or in some other form approved by the Trustee. Such certification by the Trustee upon any Debenture shall be conclusive evidence as against the Corporation that the

          Debenture so certified has been duly issued hereunder and is a valid obligation of the Corporation and that the holder is entitled to the benefit hereof.

     (2) The certificate of the Trustee on Debentures shall not be construed as a representation or warranty by the Trustee as to the validity of this Indenture or of the Debentures (except the due certification thereof) and the Trustee shall in no respect be liable or answerable for the use made of the Debentures or any of them or of the proceeds thereof.

2.6  TEMPORARY DEBENTURES

     (1) Pending the preparation of definitive Debentures, the Corporation may execute, and upon an Order of the Corporation the Trustee shall deliver, temporary Debentures which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any denomination, substantially of the tenor of the definitive Debentures in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers of the Corporation executing such Debentures may determine, as evidenced by their execution of such Debentures.

     (2) If temporary Debentures are issued, the Corporation will cause definitive Debentures to be prepared without unreasonable delay. After the preparation of definitive Debentures, the temporary Debentures shall be exchangeable for definitive Debentures upon surrender of the temporary Debentures at the principal office of the Trustee in Montreal, Quebec, without charge to the holder. Upon surrender for cancellation of any one or more temporary Debentures, the Corporation shall execute and the Trustee shall certify and deliver in exchange therefor a like principal amount of definitive Debentures of authorized denominations. Until so exchanged the temporary Debentures shall in all respects be entitled to the same benefits under this Indenture as definitive Debentures.


2.7  REPLACEMENT OF DEBENTURES

     (1) In case any Debenture shall become mutilated or be lost, destroyed or stolen and in the absence of notice that such Debenture has been acquired by a good faith purchaser the Corporation shall issue, and thereupon the Trustee shall certify and deliver, a new Debenture of like tenor as the one mutilated, lost, destroyed or stolen in exchange for and upon surrender and cancellation of such mutilated Debenture or in lieu of and in substitution for such lost, destroyed or stolen Debenture, and the new Debenture shall be entitled to the benefit hereof and rank equally in accordance with its terms with all other Debentures.

     (2)  The applicant for the issue of a new Debenture pursuant to this
          Section 2.7 shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Corporation and to the Trustee such evidence of ownership and of the loss, destruction or theft of the Debenture so lost, destroyed or stolen as shall be satisfactory to the Corporation in its discretion and such applicant shall also furnish indemnity in amount and form satisfactory to the Corporation in its discretion, and shall pay the reasonable charges of the Corporation and the Trustee or other registrar in connection therewith.

2.8  COMPUTATION OF INTEREST

     (1) Debentures, whether issued originally or upon exchange or in substitution for previously issued Debentures, shall bear interest from their respective dates of issue or from the last interest payment date to which interest on the Debentures shall have been paid or made available for payment, whichever shall be the later.

     (2) Interest for any period of less than six months shall be computed on the basis of a year of 365 days.

2.9  REPAYMENT NET OF WITHHOLDING IMPOSTS

     (1) All payments by the Corporation under this Indenture or any Debenture, whether in respect of principal, interest, interest on overdue interest, fees or any other payment obligations, shall be made in full without any deduction or withholding on account of taxes or duties of whatsoever nature imposed or levied by or on behalf of Canada or any Administrative Body in Canada having power to tax unless the Corporation is prohibited by Law from doing so, in which event the Corporation shall:

          (a) forthwith pay to the holder of each Debenture such additional amount so that the net amount received by the holder will equal the full amount which would have been received by it had no such deduction or withholding been made;

          (b) pay to the relevant taxation or other authorities within the period for payment permitted by Law the full amount of the deduction or withholding (including the full amount of any deduction or withholding from any additional amount paid pursuant to this Section); and

          (c) furnish to the holder of each Debenture promptly, as soon as available, an official receipt of the relevant taxation or other authorities involved for all amounts deducted or withheld as aforesaid.

     (2) If as a result of any payment by the Corporation under this Indenture or any Debenture, whether in respect of principal, interest, interest on overdue interest, fees or other payment obligations, any holder of a Debenture is required to pay tax under Part XIII of the Income Tax Act (Canada) or any successor provisions in addition to and aside from the amounts referred to in Section 2.9(1)(b) above which have been paid by the Corporation, then the Corporation will, upon demand by the holder of any Debenture, and whether or not such taxes are correctly or legally asserted, indemnify the holder of each Debenture for the payment of any such taxes, together with any interest, penalties and expenses in connection therewith.

     (3) If, following any payment made by the Corporation to any holder of Debentures under Section 2.9(1)(a) above or any indemnity payment made by the Corporation to any holder of Debentures under Section 2.9(2) above, such holder shall receive or be granted a refund, credit, allowance or remission in respect of the taxes or duties resulting in the payment thereof and such holder is able to readily identify such refund, credit, allowance or remission as being attributable to such taxes or duties, such holder shall, to the extent that it can do so without prejudice to the retention of the amount of such refund, credit, allowance or remission and without prejudice to the right of such holder to obtain any other relief or allowance which may be available to it, reimburse the Corporation with such amount as such holder, acting reasonably, determines to be the amount of money attributable to such refund, credit, allowance or remission that may be paid by such holder to leave it (after such reimbursement) in no worse position than it would have been in had there been no such deduction or withholding or payment of tax which resulted in the payment under Section 2.9(1)(a) or 2.9(2) above.

     (4) Notwithstanding Sections 2.9(1)(a) and 2.9(2) above, the Corporation shall not be required to make any payments to a holder of a Debenture thereunder on account of any taxes if (i) such holder is liable for such taxes in respect of such Debentures by reason only of it having some connection with Canada other than the mere holding of such Debentures, or (ii) such holder would not be liable for such taxes if it satisfied any routine procedural statutory requirements or if it made a routine procedural declaration of eligibility for treaty benefit or other similar claim for exemption to the relevant tax authority (in each case which does not adversely affect its other affairs), but fails to do so after having been informed in writing of the need to do so by the Corporation (together with complete details setting forth all requirements and the reasons therefor) within 3 months of such notice, all of which shall be at the expense of the Corporation. Furthermore, the Corporation shall not be required to make payments to a holder of Debentures pursuant to Section 2.9(1) or 2.9(2) which are in excess of the amount of the payments which would be required to be made by it to such holder if such holder were a resident of the United States of America for the purposes of the Canada-United States Income Tax Convention.

                                    ARTICLE 3
                 REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP

3.1  REGISTERS

     The Corporation shall cause to be kept, by and at the principal office of the Trustee in Montreal, Quebec, a central register, in which shall be entered all particulars required by law, including the names and latest known addresses of the holders of Debentures and particulars of the Debentures held by them respectively, and shall cause to be kept, by and at the principal office of the Trustee and at such other place or places, if any, and by such other registrar or registrars, if any, as the Corporation, with the approval of the Trustee, may designate, a register of exchanges and transfers recording all exchanges and transfers of Debentures. The registration of any Debenture shall be noted on such Debenture by the Trustee or other registrar.


3.2  TRANSFERS OF DEBENTURES

     (1) No transfer of a Debenture shall be valid unless made on a register of transfers herein provided for by the registered holder or such holder's executors, administrators or other legal representatives or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee or other registrar upon compliance with such reasonable requirements as the Trustee or other registrar may prescribe, nor unless the name of the transferee shall have been noted on the Debenture by the Trustee or other registrar.

     (2) Notwithstanding anything contained in this Indenture, in the Debentures or in any subscription agreements under which Debentures were issued and sold, neither the Trustee, relying solely on the transfer form or such other reasonable requirements as the Corporation and Trustee may prescribe pursuant to Section 3.2(1) or this Section, nor the Corporation shall register any transfer of a Debenture unless the Debenture is transferred (i) in a transaction that occurs outside the United States in accordance with Rule 903 or 904, as the case may be, of Regulation S as applicable to Category 3 securities and Rule 905 of Regulation S and all applicable local laws and regulations;
          (ii) to a qualified institutional buyer pursuant to the exception from the 1933 Act provided by Rule 144A thereunder; (iii) pursuant to an exemption from the 1933 Act provided by Rule 144 thereunder, if available; (iv) pursuant to a transaction that did not require registration under the 1933 Act or any applicable United States laws and regulations governing the offer and sale of securities (in which case the owner of such Debenture shall provide an opinion of counsel satisfactory to the Corporation and the Trustee addressed to the Corporation and the Trustee to the effect that such resale, pledge or transfer is exempt from registration under the 1933 Act); or (v) to the Corporation; however, upon receipt of such duly executed certificates, the Trustee will proceed with such registration, subject to such terms and conditions, including legending the Debentures, as may be required by law or by the Corporation on advice of Counsel.

     (3) Each of the Corporation and the Trustee shall be entitled to rely, and the transferring holder of the Debentures shall be deemed to have represented and warranted to each of the Corporation and the Trustee, upon any transfer being made, that this transfer restriction is being complied with and that such transfer is in accordance with the 1933 Act or an exemption therefrom and with applicable state securities laws.

3.3  EXCHANGE OF DEBENTURES

     (1) Subject to Section 3.6, Debentures of any denomination may be exchanged upon reasonable notice for Debentures of the same aggregate principal amount in any other authorized denomination or denominations.

     (2) Debentures may be exchanged at the principal office of the Trustee in Montreal, Quebec or at any of the places at which a register is kept for the Debentures pursuant to the provisions of this Article. Any Debenture tendered for exchange shall be surrendered to the Trustee. The Corporation shall execute and the Trustee shall certify all Debentures necessary to carry out exchanges as aforesaid. All Debentures surrendered for exchange shall be cancelled.

3.4  CHARGES FOR TRANSFER AND EXCHANGE

     Except as provided in Sections 2.6(2) and 4.4, for each Debenture exchanged or transferred the Trustee may and shall, if required by the Corporation and subject to any limitation prescribed by law, make a reasonable charge for its services and for each new Debenture issued, if any, and payment of such charges and reimbursement of the Trustee or the Corporation for any transfer taxes or governmental or other charges required to be paid shall be made by the party requesting such exchange, registration or transfer as a condition precedent thereto.

3.5  INSPECTION OF REGISTERS AND LISTS OF HOLDERS

     (1) The registers provided for in Section 3.1 shall at all reasonable times be open for inspection by the Corporation, the Trustee (if not the registrar) or any Debentureholder.

     (2)  Every registrar, including the Trustee, from time to time, shall:

          (a) at the request of the Corporation or the Trustee, furnish the Corporation or the Trustee with a list of the names and addresses of the holders of Debentures entered on the register kept by such registrar, showing the principal amount of the Debentures held by each such holder and the aggregate principal amount of the Debentures; and

          (b) at the request of any Debentureholder, furnish such a list to such holder within 10 days of such request upon receiving from such holder a reasonable fee therefor and upon fulfilment by such holder of the conditions prescribed by Indenture Legislation in that respect.


3.6  CLOSING OF REGISTERS

     Neither the Corporation nor the Trustee nor any other registrar shall be required:

     (1) to make transfers or exchanges of any Debentures on any interest payment day for the Debentures or during the 10 preceding Business Days; or

     (2)  to make transfers or exchanges of any Debenture;

          (a) on the day of any selection by the Trustee of Debentures to be redeemed or during the 10 preceding Business Days; or

          (b) which has been selected or called for redemption in whole or in part unless, upon due presentment thereof for redemption, such Debenture shall not be redeemed.


3.7  OWNERSHIP OF DEBENTURES

     (1) Unless otherwise required by law, the Person in whose name any Debenture is registered shall for all purposes of this Indenture be and be deemed to be the owner thereof and payment of or on account of the principal of such Debenture and interest thereon shall be made only to or upon the order in writing of such registered holder.

     (2) Neither the Corporation nor the Trustee or other registrar shall be bound to take notice of or see to the performance or observance of any duty to a third Person, whether under a trust, express, implied or constructive in respect of any Debenture or otherwise, by the registered holder or any Person whom the Corporation or the Trustee treats, as permitted or required by law, as the owner or the registered holder of such Debenture, but shall transfer the same on the direction of the Person so treated or registered as the holder thereof, whether named as trustee or otherwise, as though that Person were the beneficial owner thereof.

     (3) The registered holder for the time being of any Debenture shall be entitled to the principal and interest evidenced by such Debenture, free from all equities or rights of set-off or counterclaim between the Corporation and the original or any intermediate holder thereof save in respect of equities of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction, and all Persons may act accordingly and the receipt of any such holder for any such principal or interest shall be a good discharge to the Corporation and the Trustee for the same and neither the Corporation nor the Trustee shall be bound to inquire into the title of any such holder save as aforesaid.

     (4) The Corporation and the Trustee may treat the registered holder of any Debenture as the owner thereof without actual production of such Debenture for the purpose of any Debentureholders' Request, requisition, direction, consent, instrument or other document.

3.8  LEGEND

     Except as provided in this Section 3.8, each Debenture (and all Debentures issued in exchange therefor or in substitution or transfer thereof) shall bear the legends set forth in the form of the Debenture set out in Article Fifteen, together with such additional legends as may be required by the Corporation on advice of Counsel. A new Debenture bearing no U.S. securities law legend may be obtained from the Trustee upon delivery to the Trustee of the Debenture and an opinion of counsel satisfactory to the Corporation and the Trustee addressed to the Corporation and the Trustee to the effect that such Debenture may be freely resold without restriction under the 1933 Act.


                                    ARTICLE 4
                             REDEMPTION AND PURCHASE

4.1  OPTIONAL REDEMPTION

     The Debentures shall not be redeemable by the Corporation before the third anniversary of issuance thereof. Subject to Section 4.2, the Corporation shall have the right at its option, in the manner hereinafter in this Article Four provided, to redeem on and after the third anniversary of issuance thereof and prior to the maturity of the Debentures at any time the whole or from time to time any part of the principal amount of the Debentures upon payment in lawful money of the United States of the following percentages of the principal amount thereof:

                  If redeemed in
                  the 12 month                       Percentage
                  period beginning                   of principal
                  July 1,                            amount
                  ------------------                 ----------------
                  2001                               106.00
                  2002                               104.00
                  2003                               102.00
                  2004                               100.00
                  2005                               100.00

in each case, together with unpaid interest accrued thereon to the Redemption Date, the applicable one of such prices together with such accrued and unpaid interest constituting the "Redemption Price".

4.2  CONDITIONS OF REDEMPTION

     If the Corporation wishes to redeem all or part of the Debentures on a Redemption Date that is not a date on which interest is payable on the Debentures as provided for in Section 2.1(2), then in every such case, the Corporation shall only be entitled to so redeem the Debentures if the Weighted Average Price of the Common Shares for 20 consecutive days during a period of 45 days prior to the proposed Redemption Date, is equal to or exceeds the Conversion Price.


4.3  PLACES OF PAYMENT

     The Redemption Price of Debentures called for redemption under any provision hereof shall be payable upon presentment and surrender thereof at any of the places where the principal of such Debentures is expressed to be payable and at such other places, if any, as may be specified in the notice of redemption given under Section 4.5.


4.4  PARTIAL REDEMPTION

     (1) If less than all of the Debentures are to be redeemed at any one time, the Debentures to be redeemed shall be selected by lot by the Trustee or may be selected on a pro rata basis (to the nearest multiple of USD$1,000) in accordance with the principal amount of Debentures registered in the name of each holder or in such other manner as the Trustee shall deem equitable. Any part, being USD$1,000 or an integral multiple thereof, of a Debenture of a denomination in excess of USD$1,000 may be selected and called for redemption as hereinafter provided and all references in this Indenture to redemption of Debentures shall be deemed to include redemption of such parts.

     (2) The holder of any Debenture of which part only is redeemed shall, upon presentment of such Debenture and receipt of the moneys payable to him by reason of such redemption, surrender such Debenture to the paying bank for transmission to the Trustee and the Trustee shall cancel the same and, without charge, shall forthwith certify and deliver to such holder a new Debenture or Debentures of aggregate principal amount equal to the unredeemed part of the principal amount of the Debenture so surrendered.

4.5  NOTICE OF REDEMPTION

     Notice of redemption of any Debentures shall be given to the Trustee and the holders of the Debentures which are to be redeemed, not more than 60 nor less than 30 days prior to the date fixed for redemption, in the manner provided in Article 14. Every such notice shall specify the aggregate principal amount of Debentures called for redemption, the date fixed for redemption, the Redemption Price and the places of payment and shall state that interest upon the principal amount of Debentures called for redemption shall cease to be payable from and after the Redemption Date and that the right to convert the principal of the Debentures so to be redeemed will terminate and expire at the Close of Business on the Business Day immediately preceding the Redemption Date. In addition, unless all the outstanding Debentures are to be redeemed, the notice of redemption shall also specify:

          (a) in the case of a notice mailed to a Debenture holder, the distinguishing letters and numbers of the Debentures which are to be redeemed (or of such thereof as are registered in the name of such Debentureholders);

          (b) in the case of a published notice, the distinguishing letters and numbers of the Debentures which are to be redeemed; and

          (c) in all cases, the principal amounts of such Debentures or, if any such Debenture is to be redeemed in part only, the principal amount of such part.

4.6  PAYMENT OF REDEMPTION PRICE

     Upon notice being given in accordance with Section 4.5, the principal amount of the Debentures so called for redemption and the principal amount to be redeemed of the Debentures so called for redemption in part shall be and become due and payable on the Redemption Date at the Redemption Price, and with the same effect as if it were the date of maturity specified in such Debentures, anything therein or herein to the contrary notwithstanding and, from and after such Redemption Date, interest upon the principal amounts so becoming due and payable shall cease unless payment of the Redemption Price shall not be made on presentment for surrender of such Debenture at any of the places specified in
Section 4.2, 4.3 on or after the Redemption Date and prior to the setting aside of the Redemption Price pursuant to Article Nine.

4.7  PURCHASE OF DEBENTURES

     The Corporation shall have the right at any time and from time to time when not in default hereunder to purchase Debentures in the market or by tender, or by private contract at any price not exceeding the principal amount thereof at the date of purchase, together with unpaid interest accrued thereon to the date of purchase and costs of purchase. With respect to any purchase by the Corporation of Debentures pursuant to this Section 4.7, unless otherwise agreed in writing by all Debentureholders, the principal amount of Debentures so purchased shall be allocated to all Debentures at the time outstanding in proportion to the respective outstanding principal amounts of Debentures then held by each Debentureholder.


4.8  CANCELLATION OF RETIRED DEBENTURES

     Subject to the provisions of Section 4.4 as to Debentures redeemed in part, all Debentures purchased or redeemed in whole or in part under the provisions of this Article Four shall be forthwith delivered to and cancelled by the Trustee and no Debentures shall be issued in substitution therefor.


4.9  SPECIAL PREPAYMENT FOR ADVERSE PREPAYMENT EVENT

     If, in connection with any payment of interest on the Debentures, the Corporation shall, as a result of the occurrence of any Prepayment Event, be required to pay any Additional Amounts pursuant to Section 2.9 (said Section 2.9 being herein called a "TAX PAYMENT PROVISION") in excess of 10% of the aggregate amount of such interest payment (other than as a result of the making of any payment by the Corporation, from or through any jurisdiction other than the United States or Canada), then the Corporation may, at its option, prepay, on a date which is not less than 30 days and not more than 90 days after the date on which the Corporation delivers to the holders written notice of the occurrence of such Prepayment Event in accordance with the notice requirements of Section
14.1 (which notice shall specify that the holders have the right to waive such prepayment pursuant to this Section 4.9), all, but not less than all, of the Debentures with respect to which such amounts are required to be paid at 100% of the principal amount thereof, together with all interest accrued on such Debentures to the date fixed for prepayment, provided that (i) no prepayment pursuant to this Section 4.9 shall in any way relieve the Corporation of any obligation under any Tax Payment Provision with respect to payments under this Indenture or the Debentures payable prior to or upon the making of such prepayment and (ii) no Debentures shall be prepaid pursuant to this Section 4.9 if the holder thereof shall, not less than fifteen days prior to the date specified for prepayment of the Debenture in the notice given by the Corporation in accordance with the notice requirements of Section 14.1, deliver a notice to the Corporation (which notice shall be binding on any transferee of such Debenture), stating that such holder waives any right to payment under such Tax Payment Provision in respect of the specific event or condition (including with respect to the continuing or future effects of such specific event or condition on subsequent payments) that shall have given rise to the Corporation's prepayment right under this Section 4.9 (it being agreed that no such waiver shall constitute a waiver of any other right to receive a payment under such Tax Payment Provision in respect of any event or condition other than the specific event or condition in respect of which such waiver shall have been given) and that the Corporation shall have all of its rights under this Section 4.9 with respect to such other event or condition.


                                    ARTICLE 5
                                   CONVERSION

5.1  CONVERSION PRIVILEGE AND CONVERSION PRICE

     (1) Subject to and upon compliance with the provisions of this Article Five, the holder of any Debenture shall have the right, at such holder's option, at any time prior to the Close of Business on the Business Day immediately preceding

          (a)  maturity, or,

          (b) if such Debenture shall be called for redemption, the Redemption Date of such Debenture,

whichever is earlier, to convert such Debenture or any portion (which is an integral multiple of USD$1,000) of the principal amount thereof into fully paid non-assessable Common Shares at the Conversion Price.

     (2) The Conversion Price at which Debentures shall be convertible into Common Shares shall be USD$0.35 per share.


5.2  CONVERSION PROCEDURE

     (1) In order to exercise the conversion privilege, the holder of any Debenture to be converted shall, within the time specified in Section 5.1, surrender such Debenture to the Trustee at its principal office in Montreal, Quebec, accompanied by a written notice (which shall be irrevocable) in the form of the "Notice of Election to Convert" set out in Article Fifteen, duly signed by such holder or his executors, administrators or other legal representative or his or their attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee, stating:

          (a) that such holder elects to convert such Debenture or a specified portion (which is an integral multiple of USD$1,000) of the principal amount thereof, and

          (b) the names (with addresses) in which the certificates representing the Common Shares issuable upon such conversion are to be registered and, if there is more than one name, the number of shares to be registered in each of such names.

If any of the Common Shares into which such Debenture is to be converted are to be issued to a Person or Persons other than the holder of such Debenture, such notice shall be accompanied by payment to the Trustee of any transfer tax which may be payable by reason thereof and the signature of the transferor must be guaranteed. The surrender of such Debenture accompanied by such written notice shall be deemed to constitute a contract between the holder of such Debenture and the Corporation whereby:

       (i) the holder of such Debenture subscribes for the number of Common Shares which such holder shall be entitled to receive on such conversion;


       (ii) the holder of such Debenture releases the Corporation from all liability with respect to such Debenture or the portion of the principal amount thereof to be converted, as the case may be; and

       (iii) the Corporation agrees that the surrender of such Debenture for conversion constitutes full payment of the subscription price for the Common Shares issuable upon such conversion.

The date of receipt by the Trustee of such Debenture and such notice is herein referred to as the "Conversion Date" of such Debenture.

     (2) As promptly as practicable after the Conversion Date of a Debenture, the Corporation shall issue or cause to be issued and deliver or cause to be delivered to the holder of such Debenture, or on the written order of such holder, a certificate or certificates in the name or names of the Person or Persons specified in such notice for the number of Common Shares deliverable upon the conversion of such Debenture (or specified portion thereof) and provision shall be made in respect of any fraction of a share as provided in Section 5.3. Such conversion shall be deemed to have been effected immediately prior to the Close of Business on the Conversion Date and, at that time, the rights of the holder of such Debenture as such holder shall cease and the Person or Persons in whose name or names any certificate or certificates for Common Shares shall be delivered upon such conversion shall be deemed to have become the holder or holders of record of the Common Shares represented thereby; provided, however, that the surrender of a Debenture for conversion on any date on which the share transfer registers for Common Shares shall be closed shall not be effective to constitute the Person or Persons entitled to receive the Common Shares upon such conversion as the holder or holders of record of such Common Shares, but such surrender shall be effective to constitute the person or persons entitled to receive such Common Shares as the holder or holders of record thereof for all purposes at the Close of Business on the next succeeding day on which such share transfer registers are open. No payment or adjustment shall be made upon any conversion on account of any dividends declared and paid on the Common Shares prior to the date of conversion.

     (3) Upon surrender to the Trustee of any Debenture which is to be converted in part only, the holder thereof shall be entitled to receive, without expense to such holder, one or more new Debentures for the unconverted portion of the principal amount of the Debenture so surrendered.


5.3  NO FRACTIONAL SHARES

     Notwithstanding anything herein contained, the Corporation shall in no case be required to issue fractional Common Shares upon the conversion of any Debenture. If any fractional interest in a Common Share would, except for the provisions of this Section 5.3, be deliverable upon the conversion of any Debenture, the Corporation shall adjust such fractional interest by payment by cheque to the holder of such surrendered Debenture of an amount equal (to the nearest cent) to the product of such fractional interest and the Conversion Price in effect on the Conversion Date of such Debenture.


5.4  LEGEND ON COMMON SHARES

     The certificates representing Common Shares issuable upon the conversion of a Debenture shall bear a legend in substantially the following form:

     "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 903 OR 904, AS THE CASE MAY BE, OF REGULATION S UNDER THE 1933 ACT AS APPLICABLE TO CATEGORY 3 SECURITIES AND RULE 905 OF REGULATION S, (C) TO A QUALIFIED INSTITUTIONAL BUYER PURSUANT TO THE EXEMPTION FROM THE 1933 ACT PROVIDED BY RULE 144A THEREUNDER, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE 1933 ACT. THE HOLDER HEREOF FURTHER AGREES THAT HEDGING TRANSACTIONS

     INVOLVING SUCH SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY" MAY BE OBTAINED FROM MONTREAL TRUST COMPANY, AS REGISTRAR AND TRANSFER AGENT FOR THE CORPORATION, UPON DELIVERY OF THIS CERTIFICATE AND AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION AND THE TRANSFER AGENT ADDRESSED TO THE CORPORATION AND THE TRANSFER AGENT TO THE EFFECT THAT SUCH SECURITIES MAY BE FREELY RESOLD WITHOUT RESTRICTION UNDER THE 1933 ACT."

          and all certificates representing Common Shares issued in exchange therefor or in substitution thereof will bear the same legend; provided, that the legend may be removed upon delivery to the Transfer Agent of an opinion of counsel satisfactory to the Corporation and the transfer agent to the effect that such Common Shares may be freely resold without restriction under the 1933 Act.

5.5  ADJUSTMENT OF CONVERSION PRIVILEGE

     (1)  If and whenever the Corporation shall:

          (a) subdivide the outstanding Common Shares into a greater number of shares;

          (b) consolidate the outstanding Common Shares into a smaller number of shares;

          (c) issue Common Shares or securities convertible into or exchangeable for Common Shares as a stock dividend to all or substantially all the holders of Common Shares; or

          (d) make a distribution on the outstanding Common Shares to all or substantially all the holders of Common Shares payable in Common Shares or securities convertible into or exchangeable for Common Shares;

any of such events being herein called a "Share Reorganization", then in each such case the Conversion Price shall be adjusted, effective immediately after the record date at which the holders of Common Shares are determined for the purposes of the Share Reorganization or, if no record date is fixed, the effective date of the Share Reorganization, by multiplying the Conversion Price in effect on such record or effective date, as the case may be, by a fraction of which:

               (i) the numerator shall be the number of Common Shares outstanding on such record or effective date; and

               (ii) the denominator shall be the number of Common Shares
                    outstanding after giving effect to such Share Reorganization, including, in the case of a distribution of securities convertible into or exchangeable for Common Shares, the number of Common Shares that would have been outstanding if such securities had been converted into or exchanged for Common Shares on such record or effective date.

     (2) If and whenever the Corporation shall issue to all or substantially all the holders of Common Shares, rights, options or warrants under which such holders are entitled, during a period expiring not more than 45 days after the record date of such issue, to subscribe for or purchase Common Shares (or securities convertible into or exchangeable for Common Shares) at a price per share (or, in the case of securities convertible into or exchangeable for Common Shares, at an exchange or conversion price per share at the date of issue of such securities) of less than 95% of the Current Market Price of the Common Shares on such record date (any such event being herein called a "Rights Offering"), then in each such case the Conversion Price shall be adjusted, effective immediately after the record date at which holders of Common Shares are determined for the purposes of the Rights Offering, by multiplying the Conversion Price in effect on such record date by a fraction of which:

          (a)  the numerator shall be the sum of:

               (i) the number of Common Shares outstanding on such record date; and

               (ii) a number obtained by dividing:

                    (i)  either,

                         (I) the product of the total number of Common Shares so offered for subscription or purchase and the price at which such shares are so offered, or

                         (II) the product of the maximum number of Common Shares
                              into or for which the convertible or exchangeable securities so offered for subscription or purchase may be converted or exchanged and the conversion or exchange price of such securities, as the case may be, by

                    (B) the Current Market Price of the Common Shares on such record date; and

          (b)  the denominator shall be the sum of:

               (i) the number of Common Shares outstanding on such record date; and

               (ii) the number of Common Shares so offered for subscription or purchase (or, in the case of securities convertible into or exchangeable for Common Shares, the maximum number of Common Shares for or into which the securities so offered for subscription or purchase may be converted or exchanged).

To the extent that such rights, options or warrants are not exercised prior to the expiry time thereof, the Conversion Price shall be readjusted effective immediately after such expiry time to the Conversion Price which would then have been in effect based upon the number of Common Shares (or securities exchangeable into Common Shares) actually delivered upon the exercise of such rights, options or warrants.

     (3) If and whenever the Corporation shall issue or distribute to all or substantially all the holders of Common Shares:

          (a)  shares of the Corporation of any class, other than Common Shares;

          (b)  rights, options or warrants;

          (c) any other assets (excluding cash dividends and equivalent dividends in shares paid in lieu of Cash Dividends in the Ordinary Course);

and if such issuance or distribution does not constitute a Share Reorganization or a Rights Offering (any such event being herein called a "Special Distribution"), then in each such case the Conversion Price shall be adjusted, effective immediately after the record date at which the holders of Common Shares are determined for purposes of the Special Distribution, by multiplying the Conversion Price in effect on such record date by a fraction of which:

          (i) the numerator shall be the difference between:

               (i) the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such date; and

               (ii) the fair market value, as determined by the Directors (whose determination shall be conclusive), to the holders of Common Shares of the shares, rights, options, warrants, evidences of indebtedness or other assets issued or distributed in the Special Distribution (net of any consideration paid therefor by the holders of Common Shares), and

          (ii) the denominator shall be the product of the number of Common Shares outstanding on such record date and the Current Market Price of the Common Shares on such date.

     (4)  If and whenever there shall occur:

                    1. a reclassification or redesignation of the Common Shares or any change of the Common Shares into other shares, otherwise than in a Share Reorganization;

                    2. a consolidation, merger or amalgamation of the Corporation with or into another body corporate; or

                    3. the transfer of all or substantially all of the assets of the Corporation to another body corporate;

(any such event being herein called a "Capital Reorganization"), then in each such case the holder of any Debenture who exercises the Conversion Privilege after the effective date of such Capital Reorganization shall be entitled to receive and shall accept, upon the exercise of such right, in lieu of the number of Common Shares to which such holder was theretofore entitled upon exercise of the Conversion Privilege, the aggregate number of shares or other securities or property of the Corporation or of the body corporate resulting from such Capital Reorganization that such holder would have been entitled to receive as a result of such Capital Reorganization if, on the effective date thereof, such holder had been the holder of the number of Common Shares to which such holder was theretofore entitled upon conversion; provided, however, that no such Capital Reorganization shall be carried into effect unless all necessary steps shall have been taken so that the holders of Debentures shall thereafter be entitled to receive such number of shares or other securities of the Corporation or of the body corporate resulting from such Capital Reorganization, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in this Section 5.5 and in Section 5.6.


5.6  ADJUSTMENT RULES

     The following rules and procedures shall be applicable to adjustments of the Conversion Privilege made pursuant to Section 5.5:

          (a) no adjustment in the Conversion Price shall be required unless such adjustment would result in a change of at least 1% in the Conversion Price then in effect, provided, however, that any adjustments which, but for the provisions of this clause 5.6(a), would otherwise have been required to be made, shall be carried forward and taken into account in any subsequent adjustment;

          (b) no adjustment in the Conversion Price shall be made in respect of any event described in Section 5.5 (other than an event described in clauses 5.5(1)(a) or 5.5(1)(b) and in clause 5.5(4)(c)), if the holders of the Debentures are entitled to participate in such event on the same terms mutatis mutandis as if they had converted their Debentures prior to the effective date or record date of such event. The terms of any such participation shall be subject to the prior approval of The Toronto Stock Exchange and the Montreal Exchange; and

          (c)  no adjustment in the Conversion Price shall be made pursuant to
               Section 5.5 in respect of the issue from time to time of Common Shares to holders of Common Shares who receive substantially equivalent dividends in Common Shares in lieu of receiving Cash Dividends in the Ordinary Course.


5.7  CERTIFICATE AS TO ADJUSTMENT

     The Corporation shall from time to time immediately after the occurrence of any event which requires an adjustment in the Conversion Privilege lodge with the Trustee a Certificate of the Corporation specifying the nature of the event requiring the adjustment, the amount of the adjustment necessitated thereby, the Conversion Price after giving effect to such adjustment and setting forth, in reasonable detail, the method of calculation and the facts upon which such calculation is based. The Corporation shall forthwith give to the Debentureholders notice, in the manner provided in Article Fourteen, of such adjustment, specifying the event requiring such adjustment and the Conversion Price after giving effect to such adjustment.


5.8  NOTICE TO DEBENTUREHOLDERS

     If the Corporation shall fix a record date for:

          (a) any Share Reorganization (other than the subdivision of outstanding Common Shares into a greater number of shares or the consolidation of outstanding Common Shares into a smaller number of shares),

          (b)  any Rights Offering,

          (c)  any Special Distribution,

          (d) any Capital Reorganization (other than a reclassification or redesignation of the Common Shares into other shares), or

          (e)  any cash dividend other than a Cash Dividend in the Ordinary
               Course,

the Corporation shall, not less than 14 days prior to such record date or, if no record date is fixed, prior to the effective date of such event, give to the Debentureholders, in the manner provided in Article Fourteen, notice of the particulars of the proposed event to the extent that such particulars have been determined at the time of giving the notice.


5.9  TERMINATION AND REVIVAL OF RIGHT TO CONVERT

     (1) The right to convert any Debenture which is called for redemption shall terminate and expire at the Close of Business on the Business Day immediately preceding the Redemption Date of such Debenture, unless the Corporation shall make default in the payment of the Redemption Price of such Debenture.

     (2) If payment of the Redemption Price of any Debenture called for redemption is not duly made, the right to convert such Debenture shall revive and continue until the earlier of payment of such Redemption Price and the maturity date.


5.10 CANCELLATION OF DEBENTURES

     All Debentures surrendered for conversion shall be cancelled by the Trustee and no Debentures shall be issued in substitution therefor.


5.11 RESERVATION OF SHARES

     The Corporation shall at all times while any of the Debentures remain outstanding reserve and keep available out of its authorized but unissued Common Shares, for the purpose of effecting the conversion of the Debentures, such number of Common Shares as shall from time to time be sufficient to effect the conversion of all Debentures. As a condition precedent to the taking of any action which would require an adjustment to the Conversion Price, the Corporation shall take any corporate action which may, in the opinion of Counsel, be necessary in order that the Corporation shall have unissued and reserved in its authorized capital, and may validly and legally issue, the shares to which the Debentureholders are entitled on the full exercise of their conversion rights in accordance with the provisions hereof.

5.12 GOVERNMENTAL REQUIREMENTS

     If any Common Shares of the Corporation, reserved or to be reserved for the purpose of conversion of the Debentures hereunder, require qualification with or approval of any governmental authority under any federal, provincial or state law before such shares may be validly issued upon conversion, the Corporation shall take such action as may be necessary to secure such qualification or approval, as the case may be.


                                    ARTICLE 6
                                  SUBORDINATION


6.1  AGREEMENT TO SUBORDINATE

     The indebtedness evidenced by this Indenture and the Debentures, including the principal thereof and interest thereon (such indebtedness being hereinafter referred to as "Subordinated Indebtedness") shall be subordinate and junior in right of payment, in the manner set forth in this Article Six, to the prior payment in full of the Senior Indebtedness. Each holder of a Debenture, by acceptance thereof, agrees to and shall be bound by the provisions of this Article Six.


6.2  DISTRIBUTION ON DISSOLUTION, WINDING-UP, LIQUIDATION OR REORGANIZATION

     (1)  Upon any Distribution of Assets of the Corporation:

          (a) All Senior Indebtedness shall first be paid in full, or such payment provided for, before any payment is made on account of the Subordinated Indebtedness and in any such proceedings, any payment or Distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in respect of the Subordinated Indebtedness shall be paid or delivered directly to the holders of Senior Indebtedness for application and payment thereof, unless and until the Senior Indebtedness shall have been paid and satisfied in full, or such payment and satisfaction shall have been provided for; provided, however, that:

                    1. if payment or delivery of such cash, property or securities to holders of Subordinated Indebtedness is authorized by an order or decree made by a court of competent jurisdiction in any proceedings under the Companies Creditors Arrangement Act (Canada) or any statute in replacement or substitution thereof and giving effect, and stating in such order or decree that effect is given, to the subordination of such Subordinated Indebtedness to the Senior Indebtedness, no payment or delivery of such cash, property or securities payable or deliverable with respect to the Subordinated Indebtedness need be made to the holders of the Senior Indebtedness; and

                    2. no such delivery need be made of securities which are issued pursuant to voluntary reorganization, dissolution or liquidation proceedings, or upon any merger, consolidation, sale, lease, transfer or other disposal (not prohibited by any indenture, agreement or other instrument to which the Corporation or any of its successors then is a party) by the Corporation or any such successor, and which securities are effectively made subordinate and junior in right of payment to the Senior Indebtedness by provisions substantially to the effect set out in this Article Six.

          (b) The Trustee and the holders of Debentures assign to the holders of Senior Indebtedness, for the purposes and to the extent set forth in this clause 6.2(1)(b), all their right, title and interest in and to any payment or Distribution (other than a payment or Distribution referred to in subclauses (i) and (ii) of clause 6.2(1)(a)) of Assets of the Corporation of any kind or character, whether in cash, property or securities, to which they would be entitled in respect of the Subordinated Indebtedness except for the provisions of Sections 6.2 and 6.3, and agree to take such steps as may be necessary or appropriate to entitle the holders of Senior Indebtedness to receive such payment or Distribution, ratably according to the aggregate amount remaining unpaid on the Senior Indebtedness held by each, all to the extent necessary to provide for the payment or satisfaction of all Senior Indebtedness in full, after giving effect to any concurrent payment or Distribution, or provision therefor, to the holders of Senior Indebtedness, prior to any payment or Distribution upon the Subordinated Indebtedness; and

          (c) If, notwithstanding the provisions of clauses 6.2(1)(a) and (b), any payment or Distribution (other than a payment or Distribution referred to in subclauses (i) and (ii) of clause 6.2(1)(a)) of Assets of the Corporation of any kind or character, whether in cash, property or securities, shall be received by the Trustee, by the holders of Debentures or by the Corporation in respect of the Subordinated Indebtedness before all Senior Indebtedness shall have been paid in full, such payment or Distribution shall be held by such party in trust (which such parties hereby declare and acknowledge) for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness for application to the payment of all Senior

               Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness after giving effect to any concurrent payment or Distribution, or provision therefor, to the holders of Senior Indebtedness.

     (2) Upon any Distribution of Assets of the Corporation referred to in this Article Six, the Trustee and the holders of the Debentures shall be entitled to rely upon a Certificate of the Corporation, and/or a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors or other liquidating agent making such payment or Distribution, delivered to the Trustee or to the holders of the Debentures, for the purpose of ascertaining the Persons entitled to participate in such Distribution, the holders of Senior Indebtedness and other indebtedness of the Corporation, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto.


6.3  SUBROGATION OF DEBENTURES

     Subject to and upon payment in full of the Senior Indebtedness, the holders of the Debentures shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of Assets of the Corporation applicable to the Senior Indebtedness to the extent of the prior application thereof of cash, property or securities of the Corporation which would have been payable or distributable to the holders of the Debentures but for the provisions of this Article Six, until the principal of the Debentures and interest thereon shall be paid in full, and no such payments or distributions of Assets of the Corporation to the holders of Senior Indebtedness which would have been payable or distributable to the holders of the Debentures but for the provisions of this Article Six shall, for the purposes of such subrogation, as between the Corporation, its creditors other than the holders of Senior Indebtedness, and the holders of the Debentures be deemed to be a payment or distribution of Assets of the Corporation to or for the account of the holders of Senior Indebtedness, it being understood that the provisions of this Article Six are, and are intended, solely for the purposes of defining the relative rights of the holders of the Debentures, on the one hand, and of the holders of Senior Indebtedness, on the other hand.


6.4  RIGHTS OF DEBENTUREHOLDERS RESERVED

     Nothing contained herein or in the Debentures is intended to or shall impair, as between the Corporation, its creditors other than the holders of Senior Indebtedness, and the holders of the Debentures, the obligation of the Corporation, which is absolute and unconditional, to pay to the holders of the Debentures the indebtedness represented thereby, including the principal thereof and interest thereon, as and when the same shall become due and payable in accordance with their terms, or affect the relative rights of the holders of the Debentures and creditors of the Corporation other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the holders of any Debenture from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article Six of the holders of Senior Indebtedness in respect of Assets of the Corporation received upon the exercise of such remedy.


6.5  AUTHORIZATION TO EFFECT SUBORDINATION

     Each holder of a Debenture, by his acceptance thereof, authorizes and directs the Trustee on behalf of such holder to take such action as may be necessary or appropriate to effectuate the subordination provided for in this Article Six and appoints the Trustee attorney-in-fact of such holder for any and all such purposes. Upon the Request of the Corporation, and upon being furnished with a Certificate of the Corporation stating that one or more named persons are holders of Senior Indebtedness and specifying the amount and nature of such Senior Indebtedness, the Trustee, from time to time, for and on behalf of the holders of the Debentures, shall execute and deliver deeds of subordination in favour of the Person or Persons named in such Certificate of the Corporation providing that such Person or Persons are entitled to all the rights and benefits of this Article Six as the holder or holders of Senior Indebtedness. Such deeds shall be conclusive evidence that the indebtedness specified therein is Senior Indebtedness. An executed counterpart of each such deed shall be delivered by the Trustee to the Corporation and another such counterpart shall be retained by the Trustee. Nothing contained in this Section 6.5 shall impair the rights of any holders of Senior Indebtedness in whose favour such a deed of subordination has not been executed and delivered.


                                    ARTICLE 7
                          COVENANTS OF THE CORPORATION


7.1  GENERAL COVENANTS

     The Corporation covenants with the Trustee that so long as any Debentures remain outstanding:

          (a) It will well, duly and punctually pay or cause to be paid to every holder of every Debenture the principal thereof and the interest accrued thereon (including, in case of default, interest on the amount in default) at the dates and places, in the currency and in the manner mentioned herein and in the Debentures. As interest becomes due on each Debenture (except at maturity or on redemption when interest may, at the option of the Corporation, be paid upon surrender of such Debenture), the Corporation, either directly or through the Trustee, shall send no later than five Business Days prior to each date upon which such interest is due by prepaid ordinary mail a cheque for such interest (less any tax required to be withheld therefrom, if any) payable to the order of the registered holder of such Debenture and addressed to him at his last address appearing on the register, unless such holder otherwise directs. In the case of joint holders, the cheque shall, unless such joint holders otherwise direct, be made payable to the order of all of such joint holders and, if more than one address appears on the register in respect of such joint holding, the cheque shall be mailed to the first address so appearing, unless otherwise directed in writing by such holder or by all of such joint holders. The mailing of such cheque shall, to the extent of the sum represented thereby plus the amount, if any, of any tax withheld as aforesaid and remitted to the appropriate tax authorities, satisfy and discharge the liability for interest on such Debenture, unless such cheque be not paid at par on presentment at one of the places where such interest is by the terms of such Debenture, made payable. In the event of non-receipt of any cheque for interest by the person to whom it is so sent, the Corporation will issue to such Person a replacement cheque for a like amount upon being furnished with such evidence of non-receipt as it shall reasonably require and upon being indemnified to its satisfaction. Notwithstanding the foregoing, if the Corporation is prevented by circumstances beyond its control (including, without limitation, any interruption in mail service) from making payment of any interest due on each Debenture in the manner provided above, the Corporation may make payment of such interest or make such interest available for payment in any other manner acceptable to the Trustee with the same effect as though payment had been made in the manner provided above;

          (b) Except as herein otherwise provided, it will at all times maintain its corporate existence; it will carry on and conduct its business and will cause the business of any Subsidiaries it may have to be carried on and conducted in a proper, efficient and businesslike manner and in accordance with good business practice; it will keep and cause any such Subsidiaries to keep proper books of account; and it will file with the Trustee and cause the Trustee to forward to the Debentureholders in a timely manner copies of all documents and other material of the Corporation furnished to its shareholders after the date hereof; notwithstanding the foregoing, nothing herein shall restrict the Corporation from amalgamating or otherwise merging with its Subsidiary corporation Repap New Brunswick, Inc. provided that no Event of Default has occurred and is then subsisting and no Event of Default shall occur as a result of such amalgamation or merger;

          (c) It will comply in all material respects with all laws and regulations applicable to it and all policies and guidelines of any regulatory body having jurisdiction over it with respect to the Corporation generally, its business, the Assets of the Corporation and the performance of its obligations hereunder, including, without limitation, the payment of all taxes, assessments and governmental charges;

7.2  TRUSTEE'S REMUNERATION, EXPENSES AND INDEMNITY

     The Corporation covenants that it will pay to the Trustee from time to time reasonable remuneration for its services hereunder and will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in the administration or execution of the trusts created hereby (including the reasonable compensation and the disbursements of its counsel and all other advisers and assistants not regularly in its employ), both before any default hereunder and thereafter until all duties of the Trustee under such trusts shall be finally and fully performed, except any such expense, disbursement or advance as may arise from its gross negligence or bad faith. Subject to Section 13.2(1), the Corporation shall be liable for and shall indemnify and hold harmless the Trustee, its officers, directors, employees, beneficiaries and shareholders from and against any and all liabilities, losses, costs, claims, actions, expenses or demands (collectively, the "Liabilities") which may be brought against or incurred by the Trustee, its officers, directors, employees, beneficiaries and shareholders arising, directly or indirectly, from any act or omission by the Trustee in the performance of its duties and obligations hereunder except for the Liabilities which result from the gross negligence, wilful misconduct or bad faith of the Trustee. After default all amounts so payable and the interest thereon shall be payable out of any funds coming into the possession of the Trustee in priority to the principal of and interest on the Debentures. It is understood and agreed that this indemnification shall survive the termination or discharge of this Trust Indenture or the resignation of the Trustee.


7.3  NOT TO ACCUMULATE INTEREST

     In order to prevent any accumulation after maturity of interest, the Corporation covenants with the Trustee that it will not, except with the approval of the Debentureholders expressed by Extraordinary Resolution, directly or indirectly extend or assent to the extension of time for payment of any interest payable hereunder or be a party to or approve any such arrangement by purchasing or funding any interest or in any other manner. In case the time for payment of any such interest shall be so extended, whether for a definite period or otherwise, such interest shall not be entitled in case of default hereunder to the benefit of these presents except subject to the prior payment in full of the principal of all Debentures and of all interest on Debentures, the payment of which has not been so extended, and of all other moneys payable hereunder.


7.4  RESTRICTIVE COVENANT

     Subject to Section 7.13, the Corporation shall not:

          (a) declare or pay any dividend (other than a dividend payable in shares of the Corporation) on any share of the Corporation; or

          (b) redeem or purchase or make any capital distribution with respect to any share of the Corporation;

at any time when the Corporation is in arrears in the payment of any principal of or interest on any of the Debentures.


7.5  REPORTING ISSUER STATUS AND STOCK EXCHANGE LISTING

     The Corporation covenants to use all reasonable efforts for so long as any Debentures remain issued and outstanding to maintain the listing of the Common Shares into which the Debentures are convertible on The Toronto Stock Exchange and the Montreal Exchange and to maintain its status as a reporting issuer not in default of any requirements of the securities legislation of the provinces of Canada in which the Corporation is a reporting issuer at the date of this Indenture, and the Corporation covenants and agrees to provide not less than thirty (30) days prior written notice to the Trustee and to the registered holders of the Debentures in the manner provided in Article Fourteen of any decision taken by the Corporation to de-list its Common Shares from the aforementioned exchanges or change its status as a reporting issuer not in default under the aforementioned legislation.


7.6  FINANCIAL STATEMENTS

     The Corporation will deliver to the Trustee (who will upon receipt forthwith deliver to each Debentureholder) within 120 days after the end of each fiscal year of the Corporation, audited consolidated financial statements of the Corporation for such fiscal year.


7.7  COMPLIANCE CERTIFICATE

     The Corporation will deliver to the Trustee (who will upon receipt forthwith deliver to each Debentureholder) together with the financial statements referred to in Section 7.6 and at any time the Trustee may reasonably request, a Compliance Certificate of the Corporation.

                                      -41-
7.8  PERFORMANCE OF COVENANTS BY TRUSTEE

     If the Corporation shall fail to perform any of its covenants contained in this Indenture, the Trustee may itself perform any of such covenants capable of being performed by it, but shall be under no obligation to do so. All sums expended or advanced by the Trustee for such purpose shall be repayable as provided in Section 7.2. No such performance or advance by the Trustee shall be deemed to relieve the Corporation of any default hereunder.


7.9  INDEMNITY OF CORPORATION

     The Corporation shall indemnify and hold the Trustee harmless against any and all losses, costs, expenses, liabilities, actions, suits, claims or damages of any and every kind sustained, paid or incurred by it as a result of any environmental claims, liabilities or obligations of any and every nature whatsoever relating to or affecting the Corporation or its Subsidiaries or the property of any of them ("their property"), or the property of others where the Corporation or any Subsidiary could have any liability in respect thereof under Applicable Environmental Laws, or personal injury or death, including in respect of:

     (1) any environmental harm or damage to or impairment of their property (or any other Person's property) caused by the presence or release of any Hazardous Materials on their property, or by the Corporation or any Subsidiary;

     (2) any decrease or loss in value of their property (or any other Person's property) occasioned by non-compliance with Applicable Environmental Laws;

     (3) the imposition or assertion of any Lien including any expenses collectable as taxes affecting their property under Applicable Environmental Laws by any Governmental/Judicial Body;

     (4) any claim asserted or order issued by a Governmental/Judicial Body against a holder of a Debenture or an agent of any of them in respect of any matter referred to in Sections 7.9(1), 7.9(2) or 7.9(3), or for any clean-up, restoration, reclamation or other securing or remedial action in respect of their property (or any other Person's property); or

     (5) any non-compliance with any provision herein relating to environmental matters.

     Without limiting the generality of the foregoing, the indemnities in this
     Section 7.9 shall extend to:

     (a) reasonable legal fees on a solicitor and his own client basis, including the reasonable costs of defending and/or counterclaiming or claiming over against third parties in respect of any action or matters; and

     (b) any amounts payable arising out of a settlement of any action entered into between the Trustee, acting reasonably, and any Person with the consent of the Corporation (which consent will not be unreasonably withheld);

but shall not extend to any claim, liability or obligation to the extent that the same relates to a decrease in the value of Debentures or the same arises solely due to the gross negligence or wilful misconduct of the holder claiming indemnification.

     These indemnities shall extend to the officers, directors, employees, shareholders, agents and assignees of the Trustee, and the Corporation will hold the benefit of these indemnities in trust for such indemnified parties to the extent necessary to give effect hereto. The provisions of and undertakings and indemnification set out in this Section 7.9 shall survive the payment and satisfaction of the Debentures including any termination of the other provisions of this Agreement.

7.10 INSURANCE

     The Corporation shall maintain or cause to be maintained adequate insurance in respect of its property and the property of its subsidiaries in accordance with prudent industry standards, and shall provide the Trustee with copies of all insurance policies relating thereto if so requested.


7.11 SHAREHOLDER MATERIALS

     The Corporation shall provide to the Trustee and Debentureholders on a timely basis all reports, notices, proxies and other materials sent by the Corporation to shareholders of the Corporation.


7.12 OTHER INFORMATION

     The Corporation shall provide to the Trustee and the Debentureholders such other documentation and information concerning the Corporation and its Subsidiaries as the Trustee may request acting reasonably.

7.13 RESTRICTED PAYMENTS

     Prior to the Amalgamation, the Corporation will not authorize, declare, pay or make, or permit any of its Subsidiaries to authorize, declare, pay or make, any Restricted Payments (other than Restricted Payments made by a Subsidiary to the Corporation or a wholly-owned Subsidiary of the Corporation).


7.14 RESTRICTIONS ON ADDITIONAL DEBT

     Except for the issuance of Debentures pursuant to this Indenture, the Corporation shall not, prior to the Amalgamation, incur any Debt after the date of this Indenture, provided that:

          (i) in the event the Amalgamation occurs, any Debt of Repap New Brunswick, Inc., immediately prior to the Amalgamation shall not be considered additional Debt of the Corporation for the purposes of this Section 7.14, 7.15; and

          (ii) the extension, renewal or refinancing of any Debt of either the Corporation on the date hereof or of Repap New Brunswick, Inc. immediately prior to the Amalgamation shall not be considered additional Debt of the Corporation for purposes of this Section 7.14, 7.15 provided that the principal amount of any such Debt does not increase from its original amount less any amount which has been repaid at the time of such extension, renewal or refinancing.

7.15 MANAGEMENT AGREEMENT

     Other than solely as a result of the Amalgamation, the Corporation shall not amend or terminate the Management Agreement or waive any of its rights and remedies thereunder including the forgiveness of any payment obligation to the Corporation thereunder without the prior written consent of the Debentureholders, such consent not to be unreasonably withheld.



                                    ARTICLE 8
                             DEFAULT AND ENFORCEMENT

8.1  EVENTS OF DEFAULT

     Each of the following events is herein sometimes called an "Event of Default":

          (a) if the Corporation shall make default in payment of the principal of any Debenture when the same becomes due under any provision hereof or of such Debenture;

          (b) if the Corporation shall make default in payment of any interest due on any Debenture and such default continues for a period of 5 days;

          (c) if the Corporation shall make default in the observance of the covenant in Section 7.4;

          (d) if the Corporation shall neglect to carry out or observe any other covenant herein contained on its part to be observed or performed and, after notice in writing has been given by the Trustee to the Corporation specifying such default and requiring the Corporation to put an end to the same, the Corporation shall fail to make good such default within a period of 30 days, unless the Trustee (having regard to the subject matter of the neglect or non-observance) shall have agreed to a longer period, and in such event, within the period agreed to by the Trustee;

          (e) if the Corporation shall make default under any term or provision of any agreement evidencing indebtedness for borrowed money (other than the Debentures) and as a result of such default the lender of such indebtedness shall have accelerated the repayment of indebtedness which exceeds in the aggregate USD $5,000,000, or if the Corporation shall fail to honour its guarantee of the indebtedness of any other Person, of if the Corporation shall fail to repay on demand any of its indebtedness for borrowed money which exceeds in the aggregate USD $5,000,000 that is repayable on demand;

          (f) if an order shall be made or an effective resolution passed for the winding-up, liquidation or dissolution of the Corporation, except in the course of carrying out or pursuant to a transaction which is permitted by Section 10.1;

          (g) if the Corporation shall make a general assignment for the benefit of its creditors or a proposal under the Bankruptcy and Insolvency Act (Canada), or shall be declared bankrupt, or if a custodian or a sequestrator or a receiver and manager or any other Person with similar powers shall be appointed in respect of the Corporation or of the property of the Corporation or any part thereof which, in the opinion of the Trustee, is a substantial part thereof;

          (h) if an encumbrancer shall take possession of the property of the Corporation or any part thereof which has an aggregate value in excess of USD $5,000,000, or if a distress or execution or any similar process shall be levied or enforced thereagainst and remain unsatisfied for such period as would permit such property or such part thereof to be sold thereunder; or

          (i) if a Change of Control occurs, provided that a Change of Control shall be deemed not to occur unless and until the Credit Rating shall, on or within 90 days after the date of the occurrence of such Change of Control (which period shall be extended so long as the Credit Rating is under publicly announced consideration for possible downgrade by either Rating Agency), be less than the Credit Rating on the date (the "Rating Date") which is 90 days before the date of the occurrence of such Change of Control; provided further, however, that, if on the Rating Date the Credit Rating is an Investment Grade Rating given by both Rating Agencies, a Change of Control shall be deemed not to occur unless and until the Credit Rating shall, on or within 90 days after the date of the occurrence of such Change of Control (which period shall be extended so long as the Credit Rating is under publicly announced consideration for possible downgrade by either Rating Agency), be less than an Investment Grade Rating; or

          (j) if the Corporation fails to maintain the listing of the Common Shares into which the Debentures are convertible on The Toronto Stock Exchange and the Montreal Exchange and to maintain its status as a reporting issuer not in default of any requirements of the securities legislation of the provinces of Canada in which the Corporation is a reporting issuer at the date of this Indenture (a "Delisting") provided that a Delisting shall be deemed not to occur unless and until the Credit Rating shall, on or within 90 days after the date of the occurrence of such Delisting (which period shall be extended so long as the Credit Rating is under publicly announced consideration for possible downgrade by either Rating Agency) be less than the Credit Rating on the date (the "Rating Date") which is 90 days before the date of the occurrence of such Delisting; provided further, however, that, if on the Rating Date, the Credit Rating is an Investment Grade Rating given by both Rating Agencies, a Delisting shall be deemed not to occur unless and until the Credit Rating shall, on or within 90 days after the date of the occurrence of such Delisting (which period shall be extended so long as the Credit Rating is under publicly announced consideration for possible downgrade by either Rating Agency) be less than an Investment Grade Rating.

8.2  ACCELERATION ON DEFAULT

     In case any Event of Default has occurred and is continuing, the Trustee may in its discretion and shall, upon receipt of a Debentureholders' Request, subject to the provisions of Section 8.4, declare the principal of and interest on the Debentures and all other moneys payable hereunder to be due and payable and the same shall forthwith become immediately due and payable to the Trustee on demand, anything therein or herein to the contrary notwithstanding, and the Corporation shall on such demand forthwith pay to the Trustee for the benefit of the Debentureholders the principal of and unpaid interest accrued on and interest on amounts in default under the Debentures and all other moneys payable hereunder together with subsequent interest thereon at the rate borne by the Debentures from the date of such declaration until payment is received by the Trustee, such subsequent interest to be payable at the times and places and in the moneys mentioned in and according to the tenor of the Debentures. Such payment when made shall be deemed to have been made in discharge of the Corporation's obligations hereunder and any moneys so received by the Trustee shall be applied as herein provided.


8.3  NOTICE OF EVENTS OF DEFAULT

     The Corporation will promptly notify the Trustee in writing upon becoming aware of the occurrence of any Event of Default hereunder and will in such notice distinctly specify the Event of Default that has occurred. If an Event of Default shall occur and be continuing the Trustee shall within 30 days after it becomes aware of the occurrence of such Event of Default, give notice of such Event of Default to the Debentureholders in the manner provided in Section 13.1, provided that, notwithstanding the foregoing, the Trustee shall not be required to give such notice if the Trustee in good faith shall have decided that the withholding of such notice is in the best interests of the Debentureholders and shall have so advised the Corporation in writing.


8.4  WAIVER OF DEFAULT

     In case any Event of Default has occurred otherwise than by default in payment of any principal moneys at maturity:

          (a) the holders of more than 50% of the principal amount of the Debentures shall have power (in addition to and subject to the powers exercisable by Extraordinary Resolution) by requisition in writing to instruct the Trustee to waive the default and/or to annul any declaration made by the Trustee pursuant to Section 8.2 and the Trustee shall thereupon waive the default and/or annul such declaration upon such terms and conditions as such Debentureholders shall prescribe; and

          (b) the Trustee, so long as it has not become bound to institute any proceedings hereunder, shall have power to waive the default if, in the Trustee's opinion, the same shall have been cured or adequate satisfaction made therefor, and in such event to annul any such declaration theretofore made by the Trustee in the exercise of its discretion, upon such terms and conditions as the Trustee may deem advisable;

provided, however, that no act or omission either of the Trustee or of the Debentureholders in the premises shall extend to or be taken in any manner whatsoever to affect any subsequent default or the rights resulting therefrom.


8.5  PROCEEDINGS BY TRUSTEE

     (1) Whenever any Event of Default has occurred, but subject to the provisions of Section 8.4 and to the provisions of any Extraordinary
          Resolution:

          (a) the Trustee, in the exercise of its discretion, may proceed to enforce the rights of the Trustee and the Debentureholders by any action, suit, remedy or proceeding authorized or permitted by law or by equity and may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and of the Debentureholders lodged in any bankruptcy, winding-up or other judicial proceedings relative to the Corporation; and

          (b) upon receipt of a Debentureholders' Request and upon receiving sufficient funds and being indemnified to its satisfaction as provided in Section 13.2, the Trustee shall exercise or take such one or more of the said remedies as the Debentureholders' Request may direct or, if such Debentureholders' Request contains no direction, as the Trustee may deem expedient.

     (2) No such remedy for the enforcement of the rights of the Trustee or of the Debentureholders shall be exclusive of or dependent on any other such remedy but any one or more of such remedies may from time to time be exercised independently or in combination.

     (3) Upon the exercising or taking by the Trustee of any of such remedies, whether or not a declaration and demand have been made pursuant to
          Section 8.2, the principal of and interest on the Debentures and all other moneys payable under Section 8.2 shall forthwith become due and payable to the Trustee as though such a declaration and a demand therefor had actually been made.

     (4) All rights of action hereunder may be enforced by the Trustee without the possession of any of the Debentures or the production thereof on the trial or other proceedings relative thereto.

     (5) No delay or omission of the Trustee or of the Debentureholders to exercise any remedy referred to in Section 8.5(1) shall impair any such remedy or shall be construed to be a waiver of any default hereunder or acquiescence therein.


8.6  SUITS BY DEBENTUREHOLDERS

     No holder of any Debenture shall have the right to institute any action or proceeding or to exercise any other remedy authorized by this Indenture for the purpose of enforcing any right on behalf of the Debentureholders or for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under the Bankruptcy Act or to have the Corporation wound up or to file or prove a claim in any liquidation or bankruptcy proceedings, unless the Debentureholders' Request, funds and indemnity referred to in Section 8.5 have been tendered to the Trustee and the Trustee shall have failed to act within a reasonable time thereafter; in such case, but not otherwise, any Debentureholder acting on behalf of himself and all other Debentureholders shall be entitled to take proceedings in any court of competent jurisdiction such as the Trustee might have taken under Section 8.5; it being understood and intended that no one or more holders of Debentures shall have any right in any manner whatsoever to affect, disturb or prejudice the rights hereby created by his or their action or to enforce any right hereunder or under any Debenture, except subject to the conditions and in the manner herein provided, and that all powers and trusts hereunder shall be exercised and all proceedings at law shall be instituted, had and maintained by the Trustee, except only as herein provided, and in any event for the equal benefit of all holders of Debentures.


8.7  APPLICATION OF MONEYS RECEIVED BY TRUSTEE

     Except as herein otherwise provided, the moneys arising from any enforcement hereof shall be held by the Trustee and by it applied, together with any other moneys then or thereafter in the hands of the Trustee available for the purpose, as follows:

          (a) firstly, in payment or reimbursement to the Trustee of the remuneration, expenses, disbursements and advances of the Trustee earned, incurred or made in the administration or execution of the trusts hereunder or otherwise in relation to this Indenture, with interest thereon as herein provided;

          (b) secondly, but subject to Section 7.3, in payment of the principal of and unpaid interest accrued on the Debentures (less any tax required to be withheld therefrom), in that order of priority unless otherwise directed by Extraordinary Resolution and, in that case, in such order of priority as between principal and interest as may be directed by such Extraordinary Resolution; and

          (c) the surplus, if any, of such moneys shall be paid to the Corporation or its assigns unless otherwise required by law;

provided, however, that no payment shall be made pursuant to the foregoing clause (b) in respect of the principal of or interest on any Debenture held, directly or indirectly by or for the benefit of the Corporation or any of its Subsidiaries or Affiliates (other than any Debenture pledged for value and in good faith to a Person other than the Corporation or any of its Subsidiaries or Affiliates, but only to the extent of such Person's interest therein) except subject to the prior payment in full of the principal of and interest on the Debentures which are not so held.


8.8  DISTRIBUTION OF PROCEEDS

     Payments to holders of Debentures pursuant to clause 8.7(b) shall be made as follows:

          (a) at least 15 days' notice of every such payment shall be given in the manner provided in Article Fourteen specifying the time when and the place or places where the Debentures are to be presented and the amount of the payment and the application thereof as between principal and interest;

          (b) payment of any Debenture shall be made upon presentment thereof at any one of the places specified in such notice and any such Debenture thereby paid in full shall be surrendered, otherwise a memorandum of such payment shall be endorsed thereon; but the Trustee may in its discretion dispense with presentment and surrender or endorsement in any special case upon such indemnity being given as it shall deem sufficient;

          (c) from and after the date of payment specified in the notice, interest shall accrue only on the amount owing on each Debenture after giving credit for the amount of the payment specified in such notice unless such Debenture be duly presented on or after the date so specified and payment of such amount be not made;

          (d) the Trustee shall not be required to make any interim payment to Debentureholders unless the moneys in its hands, after reserving therefrom such amount as the Trustee may think necessary to provide for the payments mentioned in clause 8.7(a), exceed 5% of the principal amount of the Debentures.

8.9  CURING CERTAIN EVENTS OF DEFAULT

     If an Event of Default described in Section 8.1(i) or in Section 8.1(j) has occurred and is continuing, the Corporation may cure such Event of Default by offering to redeem, on a date which is not less than 30 days and not more than 90 days after the date on which the Corporation delivers to the holders written notice (a "Default Event Notice") of the occurrence of such Event of Default in accordance with Section 14.1, the Debentures at a price equal to 101.00% of the entire principal amount of the Debentures then outstanding, together with interest accrued on such principal amount to the date fixed for prepayment.


8.10 CURRENCY CONVERSION

     Where an amount in the Indenture is denominated in U.S. dollars or Cdn. dollars as the case may be, (the "First Currency") and for purposes of determining compliance with the provisions of the Indenture it is necessary to convert U.S. dollars into Cdn. dollars or vice versa (the "Other Currency"), then the equivalent amount of the First Currency shall be that amount of the First Currency which would be required to purchase such amount of the Other Currency at the Bank of Canada noon (Montreal local time) rate for such currencies on such date of determination (as quoted or published from time to time by the Bank of Canada) or, if such date of determination is not a Business Day, on the Business Day immediately preceding such date of determination, or of such other rate as may be agreed upon by the Corporation and the Debentureholders each acting reasonably.


                                    ARTICLE 9
                           SATISFACTION AND DISCHARGE


9.1  CANCELLATION AND DESTRUCTION

     All matured Debentures shall, forthwith after payment, be cancelled and delivered to the Trustee. All Debentures cancelled or required to be cancelled under this or any other provision of this Indenture may, subject to applicable law, be destroyed by or under the direction of the Trustee by cremation or otherwise (in the presence of a representative of the Corporation, if the Corporation shall so require) and the Trustee shall prepare and retain a certificate of such destruction and deliver a duplicate thereof to the Corporation.

9.2  NON-PRESENTMENT OF DEBENTURES

     In case the holder of any Debenture shall fail to present the same for payment on the date on which the principal thereof and/or the interest thereon becomes payable either at maturity, on redemption or otherwise, the Corporation shall be entitled:

          (a)  to pay to the Trustee and direct it to set aside, or

          (b) in respect of moneys in the hands of the Trustee which may or should be applied to the payment or redemption of the Debentures, to direct the Trustee to set aside, the principal moneys and/or the interest, as the case may be, in trust to be paid to the holder of such Debenture upon due presentment and surrender thereof in accordance with the provisions of this Indenture; and thereupon the principal moneys and/or the interest payable on or represented by each Debenture in respect whereof such moneys have been set aside shall be deemed to have been paid and the holder thereof shall thereafter have no right in respect thereof except that of receiving payment of the moneys so set aside by the Trustee (without interest on such moneys) upon due presentment and surrender thereof, subject always to the provisions of Section 9.3.


9.3  REPAYMENT OF UNCLAIMED MONEYS TO CORPORATION

     Any moneys set aside under Section 9.2 in respect of any Debenture and not claimed by and paid to the holders of such Debenture, as provided in Section 9.2, within six years after the date of such setting aside shall be repaid to the Corporation by the Trustee on demand, and thereupon the Trustee shall be released from all further liability with respect to such moneys, and thereafter such holder shall have no rights in respect of such Debenture except to obtain payment of such moneys (without interest thereon) from the Corporation, subject to any applicable period of prescription provided by law.


9.4  RELEASE FROM COVENANTS

     Upon proof being given to the reasonable satisfaction of the Trustee that the principal of all Debentures and interest (including interest on amounts in default) thereon and other moneys payable hereunder have been paid or satisfied or that, all the Debentures having matured or having been duly called for redemption, or the Trustee having been given irrevocable instructions by the Corporation to publish within 90 days notice of redemption of all the Debentures, such payment and/or redemption has been duly and effectually provided for by payment to the Trustee or otherwise, and upon payment of all costs, charges and expenses properly incurred by the Trustee in relation to these presents and all interest thereon and the remuneration of the Trustee, or upon provision satisfactory to the Trustee being made therefor, the Trustee shall, at the request and at the expense of the Corporation, execute and deliver to the Corporation such deeds or other instruments as shall be requisite to release the Corporation from its covenants herein contained except those relating to the indemnification of the Trustee.


                                   ARTICLE 10
                             SUCCESSOR CORPORATIONS


10.1 CERTAIN REQUIREMENTS IN RESPECT OF MERGER, ETC.

     The Corporation shall not enter into any transaction (whether by way of reorganization, reconstruction, consolidation, amalgamation, merger, transfer, sale, lease or otherwise) whereby all or substantially all of its undertaking, property and assets would become the property of any other Person or, in the case of amalgamation, of the continuing corporation resulting therefrom unless:

          (a) such other Person is a body corporate (herein called a "Successor Corporation") incorporated under the laws of Canada or any province thereof;

          (b) the Successor Corporation shall execute, prior to or contemporaneously with the consummation of such transaction, such instruments as are satisfactory to the Trustee and, in the opinion of Counsel, are necessary or advisable to evidence the assumption by the Successor Corporation of liability for the due and punctual payment of the Debentures and the interest thereon and all other moneys payable hereunder and the covenant of the Successor Corporation to pay the same and its agreement to observe and perform all the covenants and obligations of the Corporation under this Indenture;

          (c) such transaction shall, to the satisfaction of the Trustee and in the opinion of Counsel, be upon such terms as substantially to preserve and not to impair any of the rights and powers of the Trustee or of the Debentureholders hereunder; and

          (d) no condition or event shall exist in respect of the Successor Corporation at the time of such transaction and after giving full effect thereto which would constitute an Event of Default.

10.2 VESTING OF POWERS IN SUCCESSOR

     Whenever the conditions of Section 10.1 have been duly observed and performed, the Successor Corporation shall succeed to and be substituted for the Corporation with the same effect as if the Successor Corporation had been named herein as the party of the first part, and the Successor Corporation shall possess and from time to time may exercise each and every right and power of the Corporation under this Indenture in the name of the Corporation or otherwise and any act or proceeding required by any provision of this Indenture to be done or performed by any directors or officers of the Corporation may be done and performed with like force and effect by the like directors or officers of the Successor Corporation.

                                   ARTICLE 11
                          MEETINGS OF DEBENTUREHOLDERS


11.1 RIGHT TO CONVENE MEETING

     The Trustee may at any time and from time to time and shall, on receipt of a Request of the Corporation or a Debentureholder's Request and upon receiving sufficient funds and being indemnified to its reasonable satisfaction by the Corporation or by the Debentureholders signing such Debentureholders' Request, as the case may be, against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the Debentureholders. In the event of the Trustee failing within 30 days after receipt of such request, funds and indemnity to give notice convening such meeting, the Corporation or such Debentureholders, as the case may be, may convene such meeting. Every such meeting shall be held in the city of Toronto or at such other place as may be approved or determined by the Trustee.


11.2 NOTICE

     At least 21 days' notice of any meeting shall be given to the Debentureholders in the manner provided in Article 14 and a copy thereof shall be sent by mail, subject to Section 14.4, to the Trustee unless the meeting has been called by it and to the Corporation unless the meeting has been called by it. Such notice shall state the time when and the place where the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article Eleven.

11.3 CHAIRMAN

     Some individual, who need not be a Debentureholder, nominated in writing by the Trustee shall be chairman of the meeting and if no individual is so nominated, or if the individual so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, the Debentureholders present in person or by proxy shall choose some individual present to be chairman.


11.4 QUORUM

     Subject to the provisions of Section 11.1:

          (a) at any meeting of Debentureholders, a quorum shall consist of Debentureholders present in person or by proxy and representing at least 25% in principal amount of the Debentures;

          (b) if a quorum of the Debentureholders shall not be present within 30 minutes from the time fixed for holding the meeting, such meeting, if convened by the Debentureholders or on a Debentureholders' Request, shall be dissolved; but if otherwise convened, the meeting shall stand adjourned without notice to the same day in the next week (unless such day is not a Business Day in which case it shall stand adjourned to the next following Business Day thereafter) at the same time and place, unless the chairman shall appoint some other place, day and/or time of which not less than seven days' notice shall be given in the manner provided in Article 14; and

          (c) at the adjourned meeting, the Debentureholders present in person or by proxy shall constitute a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent 25% in principal amount of the Debentures.


11.5 POWER TO ADJOURN

     The chairman of any meeting at which a quorum of the Debentureholders is present may, with the consent of holders of a majority in principal amount of the Debentures represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

11.6 SHOW OF HANDS

     Every question submitted to a meeting shall be decided in the first place by a majority of the votes given on a show of hands except that votes on Extraordinary Resolutions shall be given in the manner hereinafter provided. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.


11.7 POLL

     On every Extraordinary Resolution, and on any other question submitted to a meeting when demanded after a vote by show of hands by the Chairman or by any Debentureholders acting in person or by proxy, a poll shall be taken in such manner as the chairman shall direct. Questions other than Extraordinary Resolutions shall, if a poll be taken, be decided by the votes of the holders of a majority in principal amount of the Debentures represented at the meeting and voted on the poll.


11.8 VOTING

     On a show of hands, every person who is present and entitled to vote, whether as a Debentureholder or as proxy for one or more absent Debentureholders or both, shall have one vote. On a poll, each Debentureholder present in person or represented by a proxy duly appointed by instrument in writing shall be entitled to one vote in respect of each USD$1,000 principal amount of Debentures of which he shall then be the holder. A proxy need not be a Debentureholder. Joint registered holders of a Debenture shall vote together in respect of Debentures of which they are joint registered holders and may be represented in person or by proxy by any one of them.


11.9 REGULATIONS

     The Trustee, or the Corporation with the approval of the Trustee, may from time to time make and from time to time vary such regulations as it shall from time to time think fit:

          (a) for the deposit of instruments appointing proxies at such place as the Trustee, the Corporation or the Debentureholders convening the meeting, as the case may be, may in the notice convening the meeting direct; and

          (b) for the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, cabled or sent by any other means of recorded communication before the meeting to the Corporation or to the Trustee at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be recognized at any meeting as the holders of any Debentures, or as entitled to vote or be present at the meeting in respect thereof, shall be the registered holders of Debentures and persons whom registered holders of Debentures have by instrument in writing duly appointed as their proxies.

11.10 CORPORATION AND TRUSTEE MAY BE REPRESENTED

      The Corporation and the Trustee, by their respective officers and directors, and the legal advisers of the Corporation, the Trustee and Debentureholders may attend any meeting of the Debentureholders, but shall have no vote as such.


11.11 POWERS EXERCISABLE BY EXTRAORDINARY RESOLUTION

      In addition to all other powers conferred upon them by Section 13.8 or any other provisions of this Indenture or by law, a meeting of the Debentureholders shall have the following powers, any one or combination of which may be exercised from time to time by Extraordinary Resolution:

          (a) power to agree to any modification, abrogation, alteration, compromise or arrangement of the rights of the Debentureholders and/or the Trustee against the Corporation or against its undertaking, property and assets or any part thereof, whether such rights arise under this Indenture or the Debentures or otherwise;

          (b) power to direct or authorize the Trustee to exercise any power, right, remedy or authority given to it by this Indenture or the Debentures in any manner specified in such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;

          (c) power to waive and direct the Trustee to waive any default on the part of the Corporation in complying with any provision of this Indenture or the Debentures and/or to annul and to direct the Trustee to annul any declaration made by the Trustee pursuant to
               Section 8.2, either unconditionally or upon any conditions specified in such Extraordinary Resolution;

          (d) power to restrain any Debentureholders from taking, instituting or maintaining any suit, action or proceeding for the payment of principal or interest or for the execution of any trust or power hereunder or for the appointment of a liquidator or a receiver or a receiver and manager or a trustee in bankruptcy or to have the Corporation wound up or for any other remedy thereunder;

          (e) power to direct any holder of a Debenture who, as such, has instituted any such suit, action or proceeding to stay or otherwise discontinue or otherwise deal with the same upon payment, if the taking of such suit, action or proceeding shall have been permitted by Section 8.6, of the costs, charges and expenses reasonably and properly incurred by such holder in connection therewith;

          (f) power to sanction the exchange of Debentures for or the conversion of Debentures into shares, bonds, debentures, notes or any other securities or obligations of the Corporation or any other body corporate;

          (g) power to assent to any modification of or change in or omission from the provisions contained herein which shall be agreed to by the Corporation and to authorize the Trustee to concur in and execute any deed or instrument supplemental hereto embodying such modification, change or omission;

          (h) power to repeal, modify or amend any Extraordinary Resolution previously passed by the Debentureholders; and

          (i) power to appoint and remove a committee to consult with the Trustee and to delegate to such committee (subject to such limitations, if any, as may be prescribed in the Extraordinary Resolution) all or any of the powers which the Debentureholders could exercise by Extraordinary Resolution under the foregoing clauses (b), (c) and (d). The Extraordinary Resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee. Such committee shall consist of such number of persons as shall be prescribed in the Extraordinary Resolution appointing it, and the members need not themselves be Debentureholders. Subject to the Extraordinary resolution appointing it, every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number, the manner in which it may act and its procedure generally and such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by resolutions signed by a majority of the members thereof or the number of members thereof necessary to constitute a quorum, whichever is the greater. All acts of any such committee within the authority delegated to it shall be binding upon all Debentureholders.

11.12 MEANING OF "EXTRAORDINARY RESOLUTION"

      (1) The expression "Extraordinary Resolution" means, subject as hereinafter in this Section 11.12 and in Section 11.15 provided, a resolution at a meeting of Debentureholders duly convened for the purpose and held in accordance with the provisions of this Article Eleven at which the holders of more than 50% in principal amount of the Debentures are present in person or by proxy and passed by the favourable votes of the holders of not less than 66 2/3% of the principal amount of Debentures represented at the meeting and voted on a poll upon such resolution.

      (2) If at any such meeting the holders of more than 50% in principal amount of the Debentures are not present in person or by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by Debentureholders or on a Debentureholders' Request, shall be dissolved; but if otherwise convened, the meeting shall stand adjourned to such date, being not less than 14 nor more than 60 days later, and to such place and time as may be appointed by the chairman. Not less than seven days notice shall be given of the time and place of such adjourned meeting in the manner provided in
           Article 14. Such notice shall state that at the adjourned meeting the Debentureholders present in person or by proxy shall constitute a quorum but it shall not be necessary to set forth the purposes for which the meeting was originally called or any such particulars. At the adjourned meeting the Debentureholders present in person or by proxy shall constitute a quorum and may transact the business for which the meeting was originally convened and a resolution proposed at such adjourned meeting and passed by the requisite vote as provided in Section 11.12(1) shall be an Extraordinary Resolution within the meaning of this Indenture, notwithstanding that the holders of more than 50% in principal amount of the Debentures are not present in person or by proxy at such adjourned meeting.

      (3) Votes on an Extraordinary Resolution shall always be taken by a poll and no demand for a poll on an Extraordinary Resolution shall be necessary.


11.13 POWERS CUMULATIVE

      It is hereby declared and agreed that any one or more of the powers and/or combination of the powers in this Indenture stated to be exercisable by the Debentureholders by Extraordinary Resolution or otherwise may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the Debentureholders to exercise such powers or powers or combination of powers thereafter from time to time.

11.14 MINUTES

      Minutes of all resolutions and proceedings at every meeting of the Debentureholders shall be made and duly entered in books to be from time to time provided for that purpose by the Trustee at the expense of the Corporation, and any such minutes, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Debentureholders, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings had, to have been duly passed and had.

11.15 INSTRUMENTS IN WRITING

      All action which may be taken and all powers which may be exercised by the Debentureholders at a meeting held as hereinbefore in this Article 11 provided may also be taken and exercised by the holders of 66 2/3% of the principal amount of all the Debentures by an instrument in writing signed in one or more counterparts and the expression 'Extraordinary Resolution' when used in this Indenture shall include an instrument so signed.


11.16 BINDING EFFECT OF RESOLUTIONS

      Every resolution and every Extraordinary Resolution passed in accordance with the provisions of this Article Eleven at a meeting of Debentureholders shall be binding upon all the Debentureholders, whether present at or absent from such meeting, and every instrument in writing signed by Debentureholders in accordance with Section 11.15 shall be binding upon the Debentureholders, whether signatories thereto or not, and each and every Debentureholder and the Trustee (subject to the provisions for its indemnity herein contained) shall be bound to give effect accordingly to every such resolution, Extraordinary Resolution and instrument in writing.


                                   ARTICLE 12
                             SUPPLEMENTAL INDENTURES


12.1  EXECUTION OF SUPPLEMENTAL INDENTURES

      From time to time the Corporation (when authorized by a resolution of its Directors and with the prior approval of The Toronto Stock Exchange and The Montreal Exchange) and the Trustee may, subject to the provisions of these presents, and they shall, when so directed by these presents, execute and deliver by their proper officers, indentures or other instruments supplemental hereto, which thereafter shall form part hereof, for any one or more of the following purposes:

          (a) evidencing the succession of Successor Corporations to the Corporation and the covenants of and obligations assumed by such successor Corporations in accordance with the provisions of
               Article 10;

          (b)  giving effect to any Extraordinary Resolution;

          (c) adding to or altering the provisions hereof in respect of the registration and transfer of Debentures, making provision for the issue of Debentures in forms or denominations other than those herein provided for and for the exchange of Debentures of different forms and denominations or making any modification in the forms of the Debentures which does not affect the substance thereof;

          (d) making any additions to, deletions from or alterations of the provisions of this Indenture or the Debentures which, in the opinion of Counsel, are necessary or advisable in order to incorporate, reflect or comply with applicable law;

          (e) the correction or rectification of any ambiguity, defective provision, error or omission herein, provided that, in the opinion of the Trustee, the rights of the Trustee or of the Debentureholders are not prejudiced thereby; and

          (f) any other purposes not inconsistent with the provisions of this Indenture, provided that, in the opinion of the Trustee, the rights of the Trustee and of the Debentureholders are not prejudiced thereby.


                                   ARTICLE 13
                             CONCERNING THE TRUSTEE

13.1 TRUST INDENTURE LEGISLATION

     (1) In this Article 13, the term "Indenture Legislation" means the provisions, if any, of the Canada Business Corporations Act and, to the extent that such provisions are at the time in force and applicable to this Indenture, any other statute of Canada or a province thereof, and the respective regulations thereunder relating to trust indentures and/or to the rights, duties and obligations of trustees under trust indentures and of corporations issuing debt obligations under trust indentures.

     (2) If and to the extent that any provision of this Indenture limits, qualifies or conflicts with a mandatory requirement of Indenture Legislation, such mandatory requirement shall prevail.

     (3) The Corporation and the Trustee agree that each will at all times in relation to this Indenture and any action to be taken hereunder observe and comply with and be entitled to the benefits of Indenture Legislation, including the requirement that the Corporation deliver a statutory declaration or certificate pursuant to Section 87 of the Canadian Business Corporations Act.


13.2 RIGHTS AND DUTIES OF TRUSTEE

     (1) In exercising the powers and discharging the duties conferred by the terms of this Indenture, the Trustee shall act honestly and in good faith with a view to the best interests of the Debentureholders and exercise the care, diligence and skill of a reasonably prudent trustee.

     (2) The Trustee shall not be required to take notice or be deemed to have notice or actual knowledge of any matter hereunder, including an Event of Default, unless the Trustee shall have received from the Corporation or a Debentureholder written notice distinctly stating the matter in respect of which the Trustee should have notice or actual knowledge and in the absence of such notice, the Trustee may for all purposes of this Trust Indenture, conclusively assume that the Corporation is not in default hereunder and that no Event of Default has occurred.

     (3) The obligation of the Trustee to commence or continue any act, action or proceeding for the purpose of enforcing any rights of the Trustee or the Debentureholders hereunder shall be conditional upon the Debentureholders furnishing, when required by notice in writing by the Trustee, sufficient funds to commence or continue such act, action or proceeding and indemnity reasonably satisfactory to the Trustee to protect and hold harmless the Trustee against the expenses and liabilities to be incurred thereby and any loss and damage it may suffer by reason thereof except such as may arise from its negligence or bad faith. None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties or in the exercise of any of its rights or powers unless indemnified as aforesaid.

     (4) The Trustee may, before commencing or at any time during the continuance of any act, action or proceeding referred to in Section 13.2(3), require the Debentureholders at whose instance it is acting to deposit with the Trustee the Debentures held by them, for which Debentures the Trustee shall issue receipts.

     (5) Every provision of this Indenture that by its terms relieves the Trustee of liability or entitles it to rely upon any evidence submitted to it, is subject to the provisions of Indenture Legislation, of this Section 13.2 and of Section 13.3.

13.3 EVIDENCE, EXPERTS AND ADVISERS

     (1) In addition to the reports, certificates, opinions and other evidence required by this Indenture, the Corporation shall furnish to the Trustee such additional evidence of compliance with any provision hereof, and in such form, as may be prescribed by Indenture Legislation or as the Trustee may reasonably require by written notice to the Corporation.

     (2) In the exercise of its rights and duties, the Trustee may, if it is acting in good faith, rely as to the truth of the statements and the accuracy of the opinions expressed therein, upon statutory declarations, opinions, reports, certificates or other evidence furnished to the Trustee pursuant to any provision hereof or of Indenture Legislation or pursuant to a request of the Trustee, provided that such evidence complies with Indenture Legislation and that the Trustee examines the same and determines that such evidence complies with the applicable requirements of this Indenture.

     (3)  Whenever Indenture Legislation requires that evidence referred to in
          Section 13.3(1) be in the form of a statutory declaration, the Trustee may accept such statutory declaration in lieu of a Certificate of the Corporation required by any provision hereof. Any such statutory declaration may be made by one or more of the president, vice-presidents, secretary, controller or treasurer of the Corporation.

     (4) Proof of the execution of an instrument in writing, including a Debentureholders' Request, by any Debentureholder may be made by the certificate of a notary public, or other officer with similar powers, that the person signing such instrument acknowledged to such notary the execution thereof, or by an affidavit of a witness to such execution or in any other manner which the Trustee may consider adequate.

     (5) The Trustee may employ or retain such counsel, accountants, engineers, appraisers or other experts or advisers as it may reasonably require for the purpose of discharging its duties hereunder and may pay reasonable remuneration for all services so performed by any of them for which it shall be reimbursed by the Corporation under Section 7.2, without taxation of costs of any counsel, and shall not be responsible for any misconduct on the part of any of them. The Trustee may act and shall be protected in acting in good faith on the opinion or advice of or information obtained from any counsel, accountant, appraiser or other expert or adviser, whether retained or employed by the Corporation or by the Trustee, in relation to any matter arising in the administration of the trusts hereof.

     (6) Any opinion of Counsel may be based, insofar as it relates to factual matters, upon information with respect to such matters which is in the possession of the Corporation, upon the certificate or opinion or representation or any officer of the Corporation unless such Counsel knows that the certificate or opinion or representation with respect to the matters upon which Counsel's opinion may be based are erroneous or, in the exercise of reasonable care, should have known that the same were erroneous.


13.4 DOCUMENTS, MONEYS, ETC., HELD BY TRUSTEE

     (1) Any securities, documents of title or other instruments that may at any time be held by the Trustee subject to the trusts hereof may be placed in the deposit vaults of the

          Trustee or of any Canadian chartered bank (including an Affiliate of the Trustee) or deposited for safekeeping with any such bank.

     (2) Unless herein otherwise expressly provided, any moneys held by the Trustee hereunder, pending the application or withdrawal thereof under any provision of this Indenture, may and shall at the written direction of the Corporation be deposited in the name of the Trustee, at the rate of interest (if any) then current on similar deposits, in any Canadian chartered bank or trust company (including the Trustee or an Affiliate of the Trustee) having a shareholders' equity according to its most recently published audited annual statement of assets and liabilities of at least CDN$250,000,000 (a "Qualified Institution") or, upon the written direction of the Corporation, may be (i) deposited in the deposit department of the Trustee or any other loan or trust company authorized to accept deposits under the laws of Canada or any province thereof, or (ii) invested in securities issued or guaranteed by the Government of Canada or any province thereof or in obligations, maturing not more than one year from the date of investment of any Qualified Institution. The Trustee shall not be subject to any liability whatsoever in respect of any loss or diminution in value incurred as a result of complying with the Corporation's written direction to invest in securities pursuant to this Section 13.4(2)(ii).

     (3) Unless an Event of Default shall have occurred and be continuing, all interests or other income received by the Trustee in respect of deposits and investments made pursuant to this Section 13.4 shall belong to the Corporation.

     (4) The Trustee, for the purpose of immediately applying the proceeds of any investment made pursuant to this Section 13.4 to the redemption or purchase of Debentures, may and shall at the written direction of the Corporation sell the same at the best prices obtainable in the opinion of the Trustee. The Corporation shall reimburse the Trustee for any loss realized on any such sale. Unless an Event of Default shall have occurred and be continuing, any profit realized by the Trustee upon any such sale shall belong to the Corporation.

13.5 ACTION BY TRUSTEE TO PROTECT INTERESTS

     The Trustee shall have power to institute and to maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interest and the interests of the holders of Debentures.


13.6 TRUSTEE NOT REQUIRED TO GIVE SECURITY

     The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of the premises.

13.7 PROTECTION OF TRUSTEE

     By way of supplement to the provisions of any law for the time being relating to trustees, it is expressly declared and agreed as follows:

          (a) the Trustee shall not be liable for or by reason of any statements of fact or recitals in this Indenture or in the Debentures (except the representation contained in Section 13.9 or in the certificate of the Trustee on the Debentures) or required to verify the same, but all such statements or recitals are and shall be deemed to be made by the Corporation.

          (b) nothing herein contained shall impose any obligation on the Trustee to see to or to require evidence of the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental hereto;

          (c) the Trustee shall not be bound to give notice to any Person of the execution hereof;

          (d) the Trustee shall not incur any liability or responsibility whatever or be in any way responsible for the consequence of any breach on the part of the Corporation of any of the covenants herein contained or of any acts of the agents or servants of the Corporation; and

          (e) the Trustee, in its personal capacity or any other capacity, and any Affiliate of the Trustee, may buy, sell, lend upon, become a pledgee of and deal in the Debentures and generally contract and enter into financial transactions with the Corporation without being liable to account for any profits made thereby.

13.8 REPLACEMENT OF TRUSTEE

     The Trustee may resign its trust and be discharged from all further duties and liabilities hereunder by giving to the Corporation not less than 60 days' notice in writing or such shorter notice as the Corporation may accept as sufficient. The Debentureholders by Extraordinary Resolution shall have power at any time to remove the Trustee and to appoint a new Trustee. In the event of the Trustee resigning or being removed as aforesaid or being dissolved, becoming bankrupt, going into liquidation or otherwise becoming incapable of acting hereunder, the Corporation shall forthwith appoint a new Trustee unless a new Trustee has already been appointed by the Debentureholders; failing such appointment by the Corporation, the retiring Trustee or any Debentureholder may apply to the Court of Queen's Bench of Ontario, on such notice as such Court may direct, for the appointment of a new Trustee; but any new Trustee so appointed by the Corporation or by the Court shall be subject to removal as aforesaid by the

Debentureholders. Any new Trustee appointed under any provision of this Section
13.8 shall be a corporation authorized to carry on the business of a trust corporation in the Province of Ontario and, if required by the Indenture Legislation of any other province, in such other province. On any such appointment, the new Trustee shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as Trustee without any further assurance, conveyance, act or deed, but there shall be immediately executed, at the expense of the Corporation, all such conveyances or other instruments as, in the opinion of Counsel, may be necessary or advisable for the purpose of assuring the same to the new Trustee. At the request of the Corporation or the new Trustee, the retiring Trustee, upon payment of the amounts, if any, due to it pursuant to Section 7.2, shall duly assign, transfer and deliver to the new Trustee all property and money held and all records kept by the retiring Trustee hereunder or in connection herewith.


13.9 CONFLICT OF INTEREST

     (1) The Trustee represents to the Corporation that at the time of the execution and delivery hereof no material conflict of interest exists in the Trustee's role as a fiduciary hereunder and any other role of the Trustee and agrees that in the event of a material conflict of interest arising hereafter it will, within 60 days after ascertaining that it has such material conflict of interest, either eliminate the same or resign its trust hereunder.

     (2) Subject to Section 13.1, the Trustee, in its personal or any other capacity, may buy, lend upon and deal in securities of the Corporation and generally may contract and enter into financing transactions with the Corporation or any Subsidiary it may have from time to time without being liable to account for any profit made thereby.

13.10 ACCEPTANCE OF TRUST

      The Party of the Second Part hereby accepts the trusts in this Indenture declared and provided for and agrees to perform the same upon the terms and conditions herein set forth.



                                   ARTICLE 14
                                     NOTICES


14.1  NOTICE TO DEBENTUREHOLDERS

      Unless herein otherwise expressly provided, any notice to be given hereunder to Debentureholders shall be deemed to be validly given to the holders of Debentures if such notice is sent by ordinary surface or air mail, postage prepaid, addressed to such holders at their respective addresses appearing on the central register mentioned in Article Three; and, if in the case of joint holders of any Debenture more than one address appear in the central register in respect of such joint holding, such notice shall be addressed only to the first address so appearing, provided, however, that if any notice so given would be unlikely to reach the Debentureholders to whom it is addressed in the ordinary course of post by reason of an interruption in mail service, whether at the place of dispatch or receipt or both, the Corporation shall give such notice by publication once (twice in the case of a notice of a meeting of Debentureholders) in the City of Toronto and New York City; each such publication to be made in a daily newspaper of general national circulation in the English language and approved by the Trustee. Any notice so given by mail shall be deemed to have been given on the day of mailing. Any notice so given by publication shall be deemed to have been given on the day on which publication shall have been effected at least once in the newspaper in which publication was required. In determining under any provision hereof the date when notice of any meeting, redemption or other event must be given, the date of giving the notice shall be included and the date of the meeting, redemption or other event shall be excluded. Accidental error or omission in giving notice or accidental failure to mail notice to any one or more Debentureholders shall not invalidate any action or proceeding founded thereon.


14.2  NOTICE TO TRUSTEE

      Any notice to the Trustee under any provision of this Indenture shall be valid and effective if delivered on a Business Day to the Manager, Client Servicing of the Trustee at its principal office in Montreal, Quebec 1800, McGill College, Montreal, Quebec, H3A 3K9, or if sent by registered mail, postage prepaid, addressed to the Trustee at its office at Montreal, Quebec,
Attention: Manager, Client Servicing, or if sent by fax to (514) 982-7677. Notice by mail shall be deemed to have been effectively given seven days after it was sent and notice by fax shall be deemed to have been effectively given on the Business Day next following the day it was sent.

14.3 NOTICE TO CORPORATION

     Any notice to the Corporation under any provision of this Indenture shall be valid and effective if delivered to an officer of the Corporation or is sent by registered mail, postage prepaid, addressed to the Corporation at 300 Atlantic Street, Suite 200 Stamford, CT, 06901, Attention: President, or if sent by fax to (203) 964-6186. Notice by mail shall be deemed to have been effectively given seven days after it was sent and notice by fax shall be deemed to have been effectively given on the Business Day next following the day it was sent. The Corporation may from time to time notify the Trustee of a change in address of the Corporation for all purposes of this Indenture.

14.4 MAIL SERVICE INTERRUPTION

     If by reason of any interruption of mail service, actual or threatened, any notice to be given to the Trustee or to the Corporation would reasonably be unlikely to reach its destination by the time notice by mail would have been deemed to have been given pursuant to Section 14.2 or 14.3, such notice shall be valid and effective only if delivered on a Business Day to an officer of the party to which it is addressed or if sent to such party, at the appropriate address in accordance with Section 14.2 or 14.3, as the case may be, by fax.

                                   ARTICLE 15
                               FORM OF DEBENTURES


15.1 TEXT OF DEBENTURES

     The text of the Debentures, including the legend pursuant to Section 3.8, the Trustee's certificate, the registration panel and the notice of election shall be substantially as follows:

     THE SECURITIES REPRESENTED BY THIS DEBENTURE AND ANY COMMON SHARES ISSUED ON CONVERSION THEREOF MAY NOT BE RESOLD IN CANADA OR TO PURCHASERS RESIDENT IN CANADA UNTIL 90 DAYS AFTER THE DATE OF ISSUE.

     "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 903 OR 904, AS THE CASE MAY BE, OF REGULATION S UNDER THE 1933 ACT, AS APPLICABLE TO CATEGORY 3 SECURITIES AND RULE 905 OF REGULATION S, (C) TO A QUALIFIED INSTITUTIONAL BUYER PURSUANT TO THE EXEMPTION FROM THE 1933 ACT PROVIDED BY RULE 144A THEREUNDER, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, OR (E) PURSUANT TO A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE UNITED STATES LAWS AND REGULATIONS GOVERNING THE OFFER AND SALE OF SECURITIES (IN WHICH CASE THE OWNER OF SUCH DEBENTURE SHALL PROVIDE AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION AND THE TRUSTEE ADDRESSED TO THE CORPORATION AND THE TRUSTEE TO THE EFFECT THAT SUCH RESALE, PLEDGE OR TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE 1933 ACT). THE HOLDER HEREOF FURTHER AGREES THAT HEDGING TRANSACTIONS INVOLVING SUCH

     SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT ON STOCK EXCHANGES IN CANADA. A NEW CERTIFICATE, BEARING NO LEGEND, MAY BE OBTAINED FROM MONTREAL TRUST COMPANY UPON DELIVERY OF THIS CERTIFICATE AND AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION AND THE TRUSTEE ADDRESSED TO THE CORPORATION AND THE TRUSTEE TO THE EFFECT THAT SUCH SECURITIES MAY BE FREELY RESOLD WITHOUT RESTRICTION UNDER THE 1933 ACT."



No:                                                             USD$

                             REPAP ENTERPRISES INC.
                     (INCORPORATED UNDER THE LAWS OF CANADA)

                      6% CONVERTIBLE SUBORDINATED DEBENTURE
                                DUE JUNE 30, 2005

          Repap Enterprises Inc. (hereinafter called the "Corporation") for value received hereby acknowledges itself indebted and promises to pay to the registered holder hereof on June 30, 2005, or on such earlier date as the principal hereof becomes payable in accordance with the provisions of the Indenture hereinafter mentioned, the sum of __ DOLLARS in lawful money of the United States of America on presentment and surrender of this Debenture at the principal office in Montreal of the Trustee (as hereinafter defined) and, in the meantime, to pay interest thereon from the date hereof or from the last interest payment date to which interest has been paid or made available for payment on the Debentures, whichever is later, at the rate of six per cent (6%) per annum in like money, at the same places on July 15, 1998 and thereafter half-yearly on January 15 and July 15 in each year (unless this Debenture shall have been previously redeemed in accordance with the provisions of the Indenture); and should the Corporation at any time make default in the payment of any principal or interest, to pay interest on the amount in default at the same rate, in like money, at the same places and half-yearly on the same dates. As interest becomes due on this Debenture (except at maturity or on redemption when interest may, at the option of the Corporation, be paid upon surrender of this Debenture), the Corporation, either directly or through the Trustee, shall send by prepaid ordinary mail a cheque for such interest (less any tax required to be withheld therefrom) payable to the then registered holder of this Debenture and addressed to such holder at his last address appearing on the central register or, in the case of joint registered holders, payable to all such joint holders and addressed to all of them at the last address appearing upon the central register of that one of such joint holders whose name stands first on the central register as one of such joint holders, unless otherwise directed in writing by such holder or by all of such joint holders. Without prejudice to any other amounts due and payable under the Indenture, the forwarding of such cheque shall satisfy and discharge the liability for interest on this Debenture to the extent of the sum represented thereby, plus the amount of any tax withheld as aforesaid and remitted to the appropriate tax authorities, unless such cheque be not paid at par on presentation at any of the places of payment above-mentioned.

          This Debenture is one of the Debentures designated 6% Convertible Subordinated Debentures (herein called the "Debentures") issued or to be issued under a Trust Indenture (herein called the "Indenture") made between the Corporation and Montreal Trust Company, as Trustee, (herein called the "Trustee") and dated as of May 15, 1998 which Indenture and all instruments supplemental thereto are referred to for a description of the terms and conditions upon which the Debentures are issued and held and the rights of the holders of the Debentures and of the Corporation and of the Trustee, all to the same effect as if the provisions of the Indenture and all instruments supplemental thereto were herein set forth, to all of which the holder, by acceptance hereof, assents. The aggregate principal amount of Debentures which may be issued under the Indenture is limited to USD$45,000,000 in lawful money of the United States of America and Debentures to the said aggregate principal amount have been authorized for immediate issue. This Debenture and all other Debentures certified and issued under the Indenture rank pari passu. The Debentures are direct obligations of the Corporation and are not secured by mortgage or other charge.

          This Debenture is convertible, in whole or in part, at the option of the holder, at any time prior to the close of business on the earlier of the Business Day immediately preceding June 30, 2005 or, if this Debenture shall be called for redemption, the Business Day immediately preceding the date fixed for its redemption, into fully paid and non-assessable Common Shares of the Corporation (without adjustment for interest accrued hereon or for any dividends on the Common Shares issuable upon conversion) at the price of USD$0.35 per share, subject to and upon the terms provided in the Indenture, which contains provisions for adjustment of the conversion privilege in the events and in the manner therein specified.

          The indebtedness evidenced by the Debentures is subordinate and junior in right of payment, to the extent and in the manner provided in the Indenture, to the prior payment of all Senior Indebtedness (as defined in the Indenture) of the Corporation whether outstanding at the date hereof or hereafter created, assumed, incurred or guaranteed.

          The Debentures will not be redeemed before the third anniversary of the issuance thereof. On and after that date and before maturity, the Debentures are subject to redemption upon the terms set forth in the Indenture, at the option of the Corporation, at the principal amount thereof, plus unpaid interest accrued to the date fixed for redemption plus any additional amounts to the extent required under the terms of the Indenture.

          This Debenture, if for a principal amount in excess of USD$1,000, is subject to redemption in part (being USD$1,000 or a multiple thereof) all as more fully provided in the Indenture.

          In case an Event of Default, as defined in the Indenture, has occurred and is continuing the principal of all Debentures then outstanding under the Indenture may be declared due and payable upon the conditions and in the manner and with the effects provided in the Indenture.

          The Indenture contains provisions for the holding of meetings of Debentureholders and for binding all Debentureholders by resolutions passed at such meetings by the holders of not less than a specified percentage of the principal amount of the Debentures represented and voted or by instruments in writing signed by the holders of not less than a specified percentage of the principal amount of the Debentures.

          Upon presentation at the principal office of the Trustee in Montreal, Quebec, subject to the provisions of the Indenture and upon compliance with the reasonable requirements of the Trustee: (a) Debentures of any denomination may be exchanged for denominations of the same aggregate principal amount and (b) Debentures may be transferred by the registered holder thereof or his executors, administrators or other legal representatives or his or their attorney duly appointed in writing but no such transfer of a Debenture shall be valid as against the Corporation unless it has been duly noted on one of the registers maintained for that purpose.

          The Debentures represented hereby and the Common Shares issuable upon conversion of such Debentures have not been registered under the 1933 Act or the securities laws of any state of the United States. As a result, in addition to other restrictions on transfer hereunder or applicable law or under the Indenture, the Debentures and the Common Shares may not be sold, transferred, or delivered unless such securities are registered under the 1933 Act and the securities laws of any state in which the transferee holder is resident or unless an exemption from such registration requirement is available and the additional requirements for such transfer set forth in the Indenture and this Debenture are satisfied.

          The Common Shares issuable upon the conversion of a Debenture (and all Common Shares issued in exchange therefor or in substitution or transfer thereof) shall bear a legend in substantially the following form:

     "THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "1933 ACT"). THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE CORPORATION THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE CORPORATION, (B) OUTSIDE THE UNITED STATES IN ACCORDANCE WITH RULE 903 OR 904, AS THE CASE MAY BE, OF REGULATION S UNDER THE 1933 ACT AS APPLICABLE TO CATEGORY 3 SECURITIES AND RULE 905 OF REGULATION S, (C) TO A QUALIFIED INSTITUTIONAL BUYER PURSUANT TO THE EXEMPTION FROM THE 1933 ACT PROVIDED BY RULE 144A THEREUNDER, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT PROVIDED BY RULE 144 THEREUNDER, IF AVAILABLE, OR (E) PURSUANT TO AN EFFECTIVE

     REGISTRATION STATEMENT UNDER THE 1933 ACT. THE HOLDER HEREOF FURTHER AGREES THAT HEDGING TRANSACTIONS INVOLVING SUCH SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE 1933 ACT. DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE "GOOD DELIVERY" IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA. A NEW CERTIFICATE, BEARING NO LEGEND, DELIVERY OF WHICH WILL CONSTITUTE "GOOD DELIVERY" MAY BE OBTAINED FROM MONTREAL TRUST COMPANY, AS REGISTRAR AND TRANSFER AGENT FOR THE CORPORATION, UPON DELIVERY OF THIS CERTIFICATE AND AN OPINION OF COUNSEL SATISFACTORY TO THE CORPORATION AND THE TRANSFER AGENT ADDRESSED TO THE CORPORATION AND THE TRANSFER AGENT TO THE EFFECT THAT SUCH SECURITIES MAY BE FREELY RESOLD WITHOUT RESTRICTION UNDER THE 1933 ACT."

and all certificates representing Common Shares issued in exchange therefor or in substitution thereof will bear the same legend; provided, that the legend may be removed upon delivery to the transfer agent of an opinion of counsel satisfactory to the Corporation and the transfer agent to the effect that such Common Shares may be freely resold without restriction under the 1933 Act.

          This Debenture shall not become obligatory for any purpose until it shall have been certified by or on behalf of the Trustee for the time being under the Indenture.


          IN WITNESS WHEREOF Repap Enterprises Inc. has caused this Debenture to be signed by its duly authorized officers as of May 15, 1998.


                                             REPAP ENTERPRISES INC.


                                             By:
                                                --------------------------------


                                             By:
                                                --------------------------------



                         (FORM OF TRUSTEE'S CERTIFICATE)

                              TRUSTEE'S CERTIFICATE


          This Debenture is one of the 6% Convertible Subordinated Debentures referred to in the Indenture within mentioned.


                                             MONTREAL TRUST COMPANY, as Trustee


                                             By:

                                                --------------------------------
                                                      Authorized Officer

                               REGISTRATION PANEL
                        (FOR USE OF TRUSTEE OR REGISTRAR)

==========================================  ====================================  ====================================
                                                                                         Place of Registry and
             Date of Registry                     Name of Registered Owner               Signature of Registrar
==========================================  ====================================  ====================================
------------------------------------------  ------------------------------------  ------------------------------------

------------------------------------------  ------------------------------------  ------------------------------------

------------------------------------------  ------------------------------------  ------------------------------------

------------------------------------------  ------------------------------------  ------------------------------------

------------------------------------------  ------------------------------------  ------------------------------------

------------------------------------------  ------------------------------------  ------------------------------------

------------------------------------------  ------------------------------------  ------------------------------------

------------------------------------------  ------------------------------------  ------------------------------------

==========================================  ====================================  ====================================

Note to Debentureholders: In order to transfer this Debenture it must be delivered to Montreal Trust Company. Certain transfers may also be subject to additional restrictions as set forth in the Debenture, the Indenture or under applicable law.

                          (FORM OF NOTICE OF ELECTION)

                          NOTICE OF ELECTION TO CONVERT

Principal amount to be converted
(in multiples of USD$1,000) ........USD$

          The undersigned holder of the within Debenture elects to convert the above noted principal amount of such Debenture into Common Shares of Repap Enterprises Inc. in accordance with the provisions of the within mentioned Indenture and hereby directs that the certificate for such shares be registered as follows:

=======================================  ================================================= =========================
                                                                                                   Number of
             Name in Full                                     Address                               Shares
=======================================  ================================================= =========================
---------------------------------------  ------------------------------------------------- -------------------------

---------------------------------------  ------------------------------------------------- -------------------------

---------------------------------------  ------------------------------------------------- -------------------------

---------------------------------------  ------------------------------------------------- -------------------------

---------------------------------------  ------------------------------------------------- -------------------------

=======================================  ================================================= =========================

          The undersigned hereby represents and warrants to the Corporation as follows (check one):

[ ]    (i)    the undersigned is not a U.S. person and the Debenture is being converted outside the United States in accordance with Rule 903 or 904, as the case may be, of Regulation S under the 1933 Act, as applicable to Category 3 Securities and Rule 905 of Regulation S;

[ ]    (ii)   the undersigned is a U.S. person or the Debenture is being converted within the United States or on behalf of or for the account or benefit of a U.S. person and the undersigned (a) is the original holder of the Debenture and executed a letter regarding non-distribution of the Debentures in the United States in connection with the initial subscription thereof, a copy of which letter is being delivered concurrently herewith or (b) is a valid transferee and has previously delivered to the Corporation and to the Trustee, or is delivering concurrently herewith, a purchaser's letter containing representations, warranties and agreements substantially similar to those contained in the original U.S.
              subscription agreement; or

[ ]    (iii)  the undersigned is providing a written opinion of counsel or other evidence satisfactory to the Corporation and the Trustee that the acquisition of Common Shares by such person is in compliance with applicable United States federal and state securities laws.

          "United States" and "U.S. person" are as defined by Regulation S under the United States Securities Act of 1933, as amended.




                                             Dated:
                                                   --------------

Guarantee of Signature:
                                             -----------------------------------
                                             (Print name of Debentureholder)


-----------------------------                -----------------------------------
                                             (Signature of Debentureholder)




If shares are to be issued in the name of a person other than the Debentureholder, the signature of the Debentureholder must be guaranteed by a Canadian chartered bank or trust company or a brokerage firm which is a member of a recognized stock exchange in Canada.

                                   ARTICLE 16
                                    EXECUTION


16.1 COUNTERPARTS AND FORMAL DATE

     This Indenture may be executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts together and by facsimile shall constitute one and the same instrument and notwithstanding their date of execution shall be deemed to bear date as of May 15, 1998.

          IN WITNESS WHEREOF the parties hereto have executed these presents under their respective corporate seals and the hands of their proper officers in that behalf.


                                             REPAP ENTERPRISES INC.


                                             By: /s/ STEPHEN C. LARSON
                                                --------------------------------
                                             Name:   Stephen C. Larson
                                             Title:  President and Chief
                                                     Executive Officer



                                             By: /s/ TERRY W. MCBRIDE
                                                --------------------------------
                                             Name:   Terry W. McBride
                                             Title:  Secretary



                                             MONTREAL TRUST COMPANY

                                             By: /s/ GUY L'ESPERANCE
                                                --------------------------------
                                             Name:   Guy L'Esperance
                                             Title:  Manager, Client Servicing


                                             By: /s/ CAROLE GHANIME
                                                --------------------------------
                                             Name:   Carole Ghanime
                                             Title:  Trust Officer

                                   SCHEDULE A
                             REPAP ENTERPRISES INC.


                         FORM OF COMPLIANCE CERTIFICATE


TO:  MONTREAL TRUST COMPANY, as Trustee

Re: Trust Indenture made effective __, 1998 between Repap Enterprises Inc. and Montreal Trust Company, (the "Indenture").

     This Certificate is delivered to the Trustee pursuant to Section __ of the Indenture. Unless otherwise indicated, capitalized terms defined in the Indenture have the same meanings when used herein.

     I am the duly appointed [INSERT NAME OF OFFICE] of the Corporation and hereby certify in such capacity for and on behalf of the Corporation, and not in my personal capacity without assuming any personal liability whatsoever that except as otherwise set forth in the attached exhibit:

1.   There has not occurred any Material Adverse Effect.

2. All terms, covenants and conditions of the Indenture and the ancillary documents thereto are being complied with.

3. No Event of Default has occurred other than those that have been expressly disclosed, in writing, to and waived by the Trustee.


     The undersigned officer acknowledges that the Trustee and the Debentureholders are relying on this Certificate.

     Dated at __, __ this ________________ day of __________, 199__.


                                             Per:
                                                 -------------------------------
                                             Name:
                                             Title: